Exhibit 10.1
First Amendment to the ISO 401(k) Savings and Employee Stock Ownership Plan
(as the Plan was Amended and Restated as of January 1, 2008)
     WHEREAS, the ISO 401(k) Savings and Employee Stock Ownership Plan (the “Plan”) was amended and restated effective as of January 1, 2008 to incorporate all prior amendments made to the Plan; and
     WHEREAS, Section 20.1 of the Plan provides that the Board of Directors of Insurance Services Office, Inc. (the “Board”) may make certain amendments to the Plan; and
     WHEREAS, the Board has resolved to reduce the minimum number of days prior to a shareholders’ meeting by which the ESOP Trustee must furnish certain proxy solicitation materials and related instructions to Participants, and wishes to amend the Plan in accordance with such resolution and the below amendment;
     THEREFORE, BE IT RESOLVED, that the Plan is hereby amended in the following respect, effective as of June 2, 2008:
     1. The reference to “30 days” in the first sentence of Section 6.4(b) of the Plan is hereby changed to be a reference to “10 days”.
     IN WITNESS WHEREOF, the Board has caused this amendment to be executed this 2nd day of June, 2008, to be effective as of the date set forth above.

INSURANCE SERVICES OFFICE, INC.
By:	/s/ Frank J. Coyne
Frank J. Coyne
Chairman, President and Chief Executive Officer

ISO 401(k) SAVINGS AND
EMPLOYEE STOCK OWNERSHIP PLAN
Amended and Restated
Effective as of January 1, 2008
(thru Amendment #16)

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ISO 401(k) SAVINGS AND
EMPLOYEE STOCK OWNERSHIP PLAN
ARTICLE I
INTRODUCTION
          1.1. Introduction. Insurance Services Office, Inc. (“ISO” or the “Company”) established the ISO Employee Stock Ownership Plan (the “ISO ESOP”) effective as of January 1, 1997. Effective January 1, 1978, ISO became a participating employer in the Insurance Company — Supported Organizations Employee Savings Plan (the “Prior 401(k) Plan”). Effective as of January 1, 2002, (a) the assets and liabilities related to employees of ISO and its Related Companies were transferred from the Prior 401(k) Plan into the ISO ESOP and (b) the ISO ESOP was amended and restated in its entirety and renamed as the ISO 401(k) Savings and Employee Stock Ownership Plan (the “Plan”). Effective as of July 1, 2005, the AppIntelligence, Inc. 401(k) Plan was merged with and into the 401(k) Savings portion of the Plan. Effective as of January 1, 2006, the Quality Planning Corporation 401-K Profit Sharing Plan, the DxCG, Inc. 401(k) Plan, and the ISO Strategic Solutions, Inc. 401K Plan (previously known as the Ascendant One, Inc. 401K Plan) were merged with and into the 401(k) Savings portion of the Plan. Effective as of July 1, 2006, the Plan was amended to create a Plan Administration Committee and a Trusts Investment Committee to operate and administer the Plan, and certain fiduciary and administrative duties have been delegated to those Committees by the Board of Directors of the Company. Effective as of January 1, 2008, the Plan was amended and restated in its entirety to incorporate the 17 separate amendments that were made to the Plan since it was last amended and restated. The ESOP shall mean the portion of the Plan held in the ESOP Trust. The
401(k) Savings Plan is the portion of the Plan held in the 401(k) Savings Trust and, to the extent provided for in Section 22.13, under the QPC GAC.
          1.2. Purpose. This Plan is intended to provide a cash or deferred arrangement under Code Sections 401(a) and 401(k) and to provide for employee equity participation in the Company through the ESOP accounts. Under the Plan, Participants may direct that a specified percentage of the amount that otherwise would have been paid to them as Compensation be contributed by the Company to the Plan. The benefits described in the Plan are provided for the exclusive benefit of the Participants and their Beneficiaries. Further, contributions to the Plan will be made by the Company and such contributions made to the trust will be invested primarily in the Common Stock of the Company and in other investments, where applicable, as directed by the Participants.
          1.3. Plan Governs Distribution of Benefits. The distribution of benefits for all Participants and Beneficiaries will be governed by the provisions of this Plan. Early retirement benefits, retirement-type subsidies, or optional forms of benefit protected under Code Section 411(d)(6) will not be reduced or eliminated unless such reduction or elimination is permitted under the Code, Treasury Regulations, authority issued by the Internal Revenue Service or judicial authority. The principal and income of the 401(k) Savings Trust and the ESOP Trust, and the assets invested pursuant to the QPC GAC, are intended to be used only for the exclusive benefit of the Participants and their Beneficiaries. All discretionary acts taken by the Company and the 401(k) Savings Trustee and ESOP Trustee hereunder will be uniform in their nature and application to all persons similarly situated and no discretionary acts will be taken which will be discriminatory under the provisions of the Code or ERISA.
ARTICLE II
DEFINITIONS
          Where necessary or appropriate to the meaning thereof, the singular will be deemed to include the plural, the plural to include the singular, the masculine to include the feminine and neuter, the feminine to include the masculine and neuter and the neuter to include the masculine and feminine.
          2.1. Account. The Salary Reduction Contribution Account, After-Tax Contribution Account, Matching Contribution Account, Roth
401(k) Contribution Account, Optional Employer Contribution Account, ESOP Contribution Account, ESOP Diversification Account and Rollover Contribution Account maintained on behalf of a Participant under the Plan, including any accounts maintained under the QPC GAC and merged into the Plan, as set forth in Section 22.13.
          2.2. Adjustment. For any Valuation Date, the aggregate earnings, realized or unrealized appreciation, losses, expenses, and realized or unrealized depreciation of the fund since the immediately preceding Valuation Date. The determination of the Adjustment will be made by the 401(k) Savings Trustee, The Lincoln National Life Insurance Company, or the ESOP Trustee, as the case may be, and will be final and binding.
          2.3. After-Tax Basic Contributions. A Participant’s After-Tax Contributions which are matched by a Matching Contribution pursuant to the Plan, as applicable.
          2.4. After-Tax Contributions. The aggregate amount of a Participant’s After-Tax Contributions which may or not be matched by a Matching Contribution pursuant to the Plan, as applicable.
          2.5. After-Tax Contribution Account. The account maintained for a

Participant to record the amount of his or her After-Tax Contributions, if any, and adjustments relating thereto.
          2.6. After-Tax Supplemental Contributions. A Participant’s After-Tax Contributions which are not matched by a Matching Contribution pursuant to the Plan, as applicable.
          2.7. AIR 401(k) Plan. The Applied Insurance Research, Inc. 401(k) and Profit Sharing Plan.
          2.8. Anniversary Date. The last day of a Plan Year.
          2.9. Appraisal. An appraisal of Common Stock made pursuant to Section 6.2.
          2.10. Authorized Leave of Absence. Any absence authorized by a Participating Employer under a Participating Employer’s standard personnel practices provided that the Participant returns to employment at or before the end of the period of authorized absence.
          2.11. Beneficiary. One or more persons designated by the Participant to share in the benefits of the Plan after his or her death, pursuant to the Plan.
          2.12. Catch-Up Contributions. Contributions made under the Plan pursuant to Section 4.13. Catch-Up Contributions are not subject to match by Matching Contributions.
          2.13. Catch-Up Contribution Sub-Account. The sub-account maintained for a Participant to record his or her share of Catch-Up Contributions (excluding Roth 401(k) Catch-Up Contributions) made in accordance with Section 4.13 and any Adjustments related thereto.
          2.14. Code. The Internal Revenue Code of 1986, as amended from time to time.
          2.15. Common Stock. The voting Class A common stock of ISO, provided that such security is a “qualifying employer security” as defined in Section 4975(e)(8) of the Code.
          2.16. Company. Insurance Services Office, Inc. or “ISO”.
          2.17. Compensation. Compensation will mean for purposes of all contributions and allocations to the Plan:

     (a) An Employee’s regular base salary or wages and overtime, including any elective deferral (as defined under Code Section 402(g)) and any amount contributed or deferred by a Participating Employer on behalf of the Employee which is excluded from income and described in Section 415(c)(3)(D) of the Code, but exclusive of any contributions made by a Participating Employer hereunder or under any other employee benefit plan by a Participating Employer.
     (b) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, effective for Plan Years beginning after December 31, 2001, Compensation taken into account under the Plan shall not exceed Two Hundred Thousand Dollars ($200,000) (or such larger amount as may be established pursuant to Section 401(a)(17) of the Code for any calendar year and effective for the first Plan Year which begins with or within such calendar year) including, but not limited to, contributions pursuant to a qualified cash or deferred arrangement under a cafeteria plan meeting the requirements of Section 125 of the Code. For Plan Years beginning on and after January 1, 2001, Compensation paid or made available during such Plan Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).
          2.18. Direct Rollover. A payment by the Plan to an Eligible Retirement Plan specified by a Distributee.
          2.19. Disability. For purposes of the 401(k) Savings portion of the Plan, “Disability” shall mean a physical or mental condition which, based on medical reports and other evidence satisfactory to the 401(k) Savings Trustee, prevents the Employee from performing the normal duties of his or her regular occupation, provided he or she is not engaged in any other occupation or employment for wage or profit. Notwithstanding the foregoing, for purposes of determining whether an Employee is vested under Section 8.1 in any matching contributions that were made on behalf of that Employee and transferred from the AppIntelligence, Inc. 401(k) Plan to this Plan, “Disability” shall mean the Employee becoming eligible for disability benefits under the Social Security Act. Notwithstanding the foregoing, for purposes of determining an Employee’s entitlement under Article X to a distribution of any account balances that were held under the Quality Planning Corporation 401-K Profit Sharing Plan as of the close of business on December 31, 2005 (plus any earnings thereon), “Disability” shall mean a medically determinable physical or mental impairment that may be expected to result in death or to last for a continuous period of not less than twelve (12) months, and that renders the individual incapable of performing the individual’s duties. Notwithstanding the foregoing, for purposes of determining an Employee’s entitlement under Article X to a distribution of any account balances that were transferred from the DxCG, Inc. 401(k) Plan to this Plan on behalf of that Employee (plus any earnings thereon), “Disability” shall mean (i) the Employee’s satisfaction of the requirements for the receipt of benefits under the long-term disability plan of Urix, Inc. (formerly known as DxCG, Inc.), if any, (ii) the Employee’s satisfaction of the requirements for the receipt of Social Security disability benefits, or (iii) the Employee being determined to be disabled by a physician approved by the Plan Administration Committee or the 401(k) Savings Trustee. Notwithstanding the foregoing, for purposes of determining an Employee’s entitlement under Article X to a distribution of any account balances that were transferred from the ISO Strategic Solutions, Inc. 401K Plan (previously known as the Ascendant One, Inc. 401K Plan) to this Plan on behalf of that Employee (plus any earnings thereon), “Disability” shall mean the Employee becoming eligible for the receipt of benefits under a long-term disability benefit plan, if any, sponsored by his or her employer.
          2.20. Disability Retirement. For purposes of the ESOP portion of the Plan, “Disability Retirement” means the Participant is retired from the employ of the Company or a Related Company at any age because of disability (physical or mental), as determined by a qualified physician selected by the Plan Administration Committee. For purposes of the ESOP portion of the Plan, disability shall mean a Participant will be considered to be disabled for purposes of the Plan if on account of a physical or mental impairment that substantially limits one or more major life activities of the Participant he or she is unable to perform, with or without reasonable accommodation, the essential functions of the job position assigned to him or her by the Company or a Related Company.
          2.21. Discretionary Profit-Sharing Contribution. The discretionary profit-sharing contribution, if any, made by the Company to Participants’ Matching Contribution Accounts in accordance with Section 4.4(a).
          2.22. Distributee. An Employee or former Employee or an Employee’s or former Employee’s former or surviving spouse who is the alternate payee under a Qualified Domestic Relations Order.
          2.23. Effective Date. The ISO ESOP was established effective as of January 1, 1997. ISO became a participating employer in the Prior 401(k) Plan effective as of January 1, 1978. The assets and liabilities attributable to employees of ISO and any Related Companies under the Prior 401(k) Plan were transferred to the 2002 Plan effective as of January 1, 2002. Effective as of January 1, 2002, and again as of January 1, 2008, the Plan was amended and restated in its entirety.
          2.24. Eligible Employee. An Employee who is eligible to participate in the Plan in accordance with Article III of the Plan. Notwithstanding the foregoing, the term

“Eligible Employee” as used in this Plan will not include any individual who works or who was hired to work or who was advised that he or she works:
     (a) as an independent contractor or employee of an independent contractor;
     (b) as a temporary employee;
     (c) through a temporary placement agency, job placement agency or other third party; or
     (d) as part of an employee leasing arrangement between the Company and any third party.
          For the purposes of this Plan, the exclusions described above will remain in effect even if a court or administrative agency determines that such individual is a common law employee and not an independent contractor. Such individual will not be retroactively permitted to participate in the Plan.
          Notwithstanding the foregoing, an Eligible Employee shall only include an Employee whose base of employment is located within the United States or Puerto Rico. Notwithstanding any other provision of this Plan to the contrary, an Eligible Employee whose base of employment is located within Puerto Rico will not be eligible to make Salary Reduction Contributions, or Rollover Contributions that include pre-tax amounts, to the Plan, but will be eligible to make After-Tax Contributions, and Rollover Contributions containing only after-tax amounts, and to have other contributions made on his or her behalf, to the Plan, subject to and in accordance with Plan terms.
          2.25. Eligible Retirement Plan. An Eligible Retirement Plan will mean:
     (a) an individual retirement account described in Section 408(a) of the Code;
     (b) an individual retirement annuity described in Section 408(b) of the Code;
     (c) for Plan Years beginning after December 31, 2001, an annuity contract described in Section 403(a) of the Code;
     (d) for Plan Years beginning after December 31, 2001, an eligible plan described in Section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state; or

     (e) a qualified plan (which is a defined contribution plan) described in Section 401(a) of the Code;
which agrees to accept an individual’s Eligible Rollover Distributions and which, for Plan Years beginning after December 31, 2001, agrees to separately account for amounts transferred into such plan from the Plan. For Plan Years beginning after December 31, 2001, the definition of Eligible Retirement Plan will apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code to all types of Eligible Retirement Plans described in (a)-(e) above. With respect to that portion of the distribution from the Plan which is not includible in gross income, such portion of the distribution may be transferred only to an Eligible Retirement Plan under subsection (a), (b) or (e) above that agrees to separately account for amounts so transferred, including separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
          2.26. Eligible Rollover Distribution. A distribution of all or any portion of the balance to the credit of a Distributee, not including: (a) any distribution that is one of a series of substantially equal periodic payments made, not less frequently than annually, for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent required under Section 401(a)(9) of the Code; (c) any hardship distribution described in Section 401(k)(2)(B)(i)(iv) of the Code; and (d) any other distribution(s) that is reasonably expected to total less than $200 during a year. For purposes of clause (d), the $200 minimum will apply separately to any amounts held in a Participant’s Roth 401(k) Contribution Account.
          Effective for Plan Years beginning after December 31, 2001, a portion of a distribution under the Plan will not fail to be an Eligible Rollover Distribution because the portion consists of after-tax employee contributions that are not included in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible. In addition, in accordance with Treasury regulations issued under Section 401(k) of the Code, any amounts in a Participant’s Roth 401(k) Contribution Account may be directly rolled over only to a “designated Roth account” under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent that the rollover is permitted under the rules of Section 402(c) of the Code.

          2.27. Employee. Any person employed by the Company or a Related Company and any Leased Employee, except for (a) persons covered by a collective bargaining agreement between the Company or a Related Company and an employee organization and retirement benefits were the subject of good faith bargaining between such parties and (b) persons who are non-resident aliens and who receive no earned income from sources within the United States or Puerto Rico.
          2.28. ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.
          2.29. ESOP. An employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Treasury Regulation 54.4975-11.
          2.30. ESOP Contribution. The amount contributed by an ESOP Participating Employer to a Participant’s ESOP Contribution Account pursuant to Article V of the Plan.
          2.31. ESOP Contribution Account. The portion of a Participant’s Account attributable to ESOP Contributions and the total of the Adjustments which have been credited to or deducted from a Participant’s Account with respect to such ESOP Contributions.
          2.32. ESOP Diversification Account. The portion of a Participant’s Account attributable to ESOP Contributions diversified pursuant to Sections 7.5 and 9.4, and the total of the Adjustments which have been credited to or deducted from a Participant’s Account with respect to such diversified amounts.
          2.33. ESOP Participating Employer. ISO and any Related Company listed on Schedule A hereto that, with the approval of the Board of Directors of the Company, participates in the ESOP portion of the Plan.
          2.34. ESOP Trust. The trust established under the Plan which will hold the assets of ESOP Contribution Accounts and Matching Contribution Stock Sub-Accounts.
          2.35. ESOP Trust Agreement. The trust agreement between the Company and the ESOP Trustee which governs the ESOP Trust.
          2.36. ESOP Trustee. The Trustee or Trustees appointed from time to time by the Board of Directors of the Company to accept contributions, administer the assets of the Trust, and otherwise to act in accordance with this Plan.
          2.37. ESOP Trust Fund. One or more trust funds established pursuant to the Plan and Trust Agreement in order to carry out the provisions of this Plan, and into which contributions are to be made by Participants and the Participating Employers and from which amounts are to be paid in accordance with the provisions of the Plan and ESOP trust agreement.
          2.38. ESOP Year of Vesting Service. A Plan Year during which a Participant has completed not less than 1,000 Hours of Service. An individual who ceases to be an Employee, but who remains in the employment of the Company or a Related Company, will continue to be credited with ESOP Years of Vesting Service under this Plan, so long as he or she remains in the employment of the Company or a Related Company. An individual who was in the employment of the Company or a Related Company before he or she became an Employee for purposes of this Plan will receive credit for ESOP Years of Vesting Service, as though he or she had been an Employee during such prior period of employment with the Company. Notwithstanding the foregoing, each Employee of Applied Insurance Research, Inc. on May 14, 2002, AppIntelligence, Inc. on January 17, 2005, and Sysdome, Inc. on April 1, 2005 shall commence receiving credit for purposes of determining ESOP Years of Vesting Service on the date such Employee first becomes eligible to participate in the ESOP portion of the Plan. Notwithstanding the foregoing, each Employee of ISO Strategic Solutions, Inc., Intellicorp Records, Inc., DxCG, Inc. (now known as Urix, Inc.), and Quality Planning Corporation on January 1, 2005 shall commence receiving credit for purposes of determining ESOP Years of Vesting Service in accordance with the terms of this Plan, but no earlier than (a) February 21, 2003 for Employees of ISO Strategic Solutions, Inc., (b) November 26, 2002 for Employees of Intellicorp Records, Inc., (c) May 10, 2004 for Employees of DxCG, Inc. (now known as Urix, Inc.), and (d) January 23, 2004 for Employees of Quality Planning Corporation. Notwithstanding the foregoing, each Employee of National Equipment Register, Inc. on January 1, 2007 shall commence receiving credit for purposes of determining ESOP Years of Vesting Service in accordance with the terms of this Plan, but no earlier than February 9, 2001.
          Since ESOP Years of Vesting Service are based upon Plan Years, there are no ESOP Years of Vesting Service for any period prior to the date the ISO ESOP was established.
          2.39. Forfeiture. That portion of a Participant’s Account that is not vested, and occurs on the earlier of:
     (a) the distribution of the entire vested portion of a terminated Participant’s Account; or
     (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive One-Year Breaks in Service.

Further, for purposes of paragraph (a) above, in the case of a terminated Participant whose vested benefit is zero, such terminated Participant will be deemed to have received a distribution of his or her vested benefit upon his or her termination of employment. Restoration of such amounts will occur pursuant to Sections 8.2(b) and (c). In addition, the term “Forfeiture” will also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.
          2.40. 401(k) Participating Employer. ISO and any Related Company listed on Schedule B hereto that, with the approval of the Board of Directors of the Company, participates in the portion of the Plan providing for Salary Reduction Contributions, Catch-Up Contributions, After-Tax Contributions, Matching Contributions, Qualified Non-Elective Contributions, Qualified Matching Contributions, Discretionary Profit- Sharing Contributions, ESOP Diversification Contributions and Rollover Contributions. Notwithstanding the foregoing, Sysdome, Inc. (now known as Interthinx, Inc.), AppIntelligence, Inc. (now known as Interthinx, Inc.), ISO Strategic Solutions, Inc., and National Equipment Register, Inc. shall not participate in the portions of the Plan providing for Matching Contributions and Discretionary Profit Sharing Contributions, and no such contributions will be made on behalf of employees of such companies. Further, Intellicorp Records, Inc. shall not participate in the portion of the Plan providing for Discretionary Profit Sharing Contributions, and no such contributions will be made on behalf of employees of such company.
          2.41. 401(k) Savings Trust. The trust established under the 401(k) Savings Plan that will hold the assets of Salary Reduction Contribution Accounts, After-Tax Contribution Accounts, Matching Contribution Accounts (other than the Matching Contribution Stock Sub-Accounts), Roth 401(k) Contribution Accounts, Optional Employer Contribution Accounts (other than the Optional Employer Contribution Stock Sub-Accounts), ESOP Diversification Accounts, and Rollover Accounts; provided that certain assets of the 401(k) Savings Plan, as set forth in Section 22.13, will not be held by the 401(k) Savings Trust, but will instead be invested pursuant to the QPC GAC.
          2.42. 401(k) Savings Trust Agreement. The trust agreement related to the 401(k) Savings portion of the Plan in existence as of July 1, 2006, and/or, thereafter, any trust agreement between the Trusts Investment Committee and the 401(k) Savings Trustee which governs the
401(k) Savings Trust, provided that the Company may enter into such trust agreement with the 401(k) Savings Trustee upon the recommendation of the Trusts Investment Committee.
          2.43. 401(k) Savings Trustee. The trustee or trustees appointed from time to time by the Trusts Investment Committee to accept contributions, administer the assets of the 401(k) Savings Trust, and otherwise to act in accordance with this Plan.

          2.44. 401(k) Savings Trust Fund. One or more trust funds established pursuant to the Plan and 401(k) Savings trust agreement in order to carry out the provisions of this Plan, and into which contributions are to be made by Participants and the Participating Employers and from which amounts are to be paid in accordance with the provisions of the Plan and 401(k) Savings trust agreement.
          2.45. 401(k) Year of Vesting Service. A 401(k) Year of Vesting Service shall be computed as follows:
               (a) In the case of an individual who is an Employee of a 401(k) Participating Employee on January 1, 2002 and who was a participant in the Prior 401(k) Plan on December 31, 2001, such Employee shall be credited with:
          (1) full years of 401(k) Years of Vesting Service determined in accordance with the service crediting and break-in- service provisions of the Prior 401(k) Plan as of December 31, 2001;
          (2) 401(k) Years of Vesting Service for the transition period calculated in accordance with Department of Labor Regulation Section 2530.200b-9(f)(1)(ii)(A) whereby each Employee will be credited with 45 Hours of Service for each week in which such Employee worked at least one (1) Hour of Service for the Company or a Related Employer; and
          (3) one (1) 401(k) Year of Vesting Service for each Plan Year during which the Employee is a Participant in the Plan and has completed not less than 1,000 Hours of Service for each Plan Year after December 31, 2001, provided that this subsection (3) shall not be deemed to duplicate any 401(k) Years of Vesting Service beyond what is required pursuant to Department of Labor Regulation Section 2530.200b-9(f)(1)(ii)(A).
               (b) In the case of an individual who first becomes an Employee of a 401(k) Participating Employer on or after January 1, 2002, such Employee shall be credited with one (1) 401(k) Year of Vesting Service for each Plan Year during which the Employee has completed not less than 1,000 Hours of Service for each Plan Year. An individual who ceases to be an Employee, but who remains in the employment of the Company or a Related Company, will continue to be credited with 401(k) Years of Vesting Service under this Plan so long as he or she remains in the employment of the Company or a Related Company. An individual who was in the employment of the Company or a Related Company before he or she became an Employee for purposes of this Plan will receive credit for 401(k) Years of Vesting Service as though he or she had been an Employee during such prior period of employment with the Company.
               (c) An individual who ceases to be an Employee, but who remains in the employment of the Company, will continue to be credited with 401(k) Years of Vesting Service under this Plan so long as he or she remains in the employment of the Company or a Related Company. An individual who was in the employment of the Company or a Related Company before he or she became an Employee for purposes of this Plan will receive credit for 401(k) Years of Vesting Service as though he or she had been an Employee during such prior period of employment with the Company.
               (d) Notwithstanding the foregoing, each Employee of Applied Insurance Research, Inc. who was employed by Applied Insurance Research, Inc. on May 14, 2002 shall also receive credit for purposes of determining 401(k) Years of Vesting Service in the Plan for his or her past service with Applied Insurance Research, Inc., as reflected in the records of Applied Insurance Research, Inc.; provided, however, that this subsection (d) shall not be deemed to duplicate any 401(k) Years of Vesting Service beyond which is required pursuant to Department of Labor Regulation Section 2530.200b-9.
               (e) Notwithstanding the foregoing, each Employee of AppIntelligence, Inc. (now known as Interthinx, Inc.) who was employed by AppIntelligence, Inc. on July 1, 2005 shall be credited with:
          (1) a number of 401(k) Years of Vesting Service equal to the number of one-year periods of service credited to the Employee under the AppIntelligence, Inc. 401(k) Plan as of July 1, 2005;
          (2) fractional years of 401(k) Years of Vesting Service for the transition period calculated in accordance with Treasury Department Regulation § 1.410(a)-7(f)(1)(ii)(B), whereby the Employee will be credited with forty-five (45) Hours of Service for each week in which such Employee worked at least one (1) Hour of Service for AppIntelligence, Inc. (now known as Interthinx, Inc.);
          (3) any 401(k) Years of Vesting Service required to be credited to the Employee in accordance with Department of Labor Regulation § 2530.203-2(c); and
          (4) one (1) 401(k) Year of Vesting Service for each Plan Year during which the Employee is a Participant in the Plan and has completed not less than 1,000 Hours of Service for each Plan Year after July 1, 2005, provided that this subsection (4) shall not be deemed to duplicate any 401(k) Years of Vesting Service beyond what is required pursuant to Treasury Department Regulation § 1.410(a)-7(f)(1)(ii) and Department of Labor Regulation § 2530.203-2(c).
          In no event will any Employee of AppIntelligence, Inc. on July 1, 2005 receive fewer 401(k) Years of Vesting Service by virtue of the change in the computation period from employment anniversary dates to Plan Years or from the elapsed time method to the Hours of Service method than the Employee would have received in the absence of those changes.
               (f) Notwithstanding the foregoing, each Employee of Qualified Planning Corporation who was employed by Qualified Planning Corporation on January 1, 2006 shall also receive credit for purposes of determining 401(k) Years of Vesting Service in the Plan for his or her past service with Qualified Planning Corporation, as reflected in the records of Qualified Planning Corporation; provided, however, that this subsection (f) shall not be deemed to duplicate any 401(k) Years of Vesting Service beyond which is required pursuant to regulations issued by the Treasury Department and the Department of Labor.
               (g) Notwithstanding the foregoing, each Employee of DxCG, Inc. (now known as Urix, Inc.) who was employed by DxCG, Inc. on January 1, 2006 shall be credited with:
          (1) a number of 401(k) Years of Vesting Service equal to the number of one-year periods of service credited to the Employee under the DxCG, Inc. 401(k) Plan as of January 1, 2006;
          (2) fractional years of 401(k) Years of Vesting Service for the transition period calculated in accordance with Treasury Department Regulation § 1.410(a)-7(f)(1)(ii)(B), whereby the Employee will be credited with forty-five (45) Hours of Service for each week in which such Employee worked at least one (1) Hour of Service for DxCG, Inc. (now known as Urix, Inc.);
          (3) any 401(k) Years of Vesting Service required to be credited to the Employee in accordance with Department of Labor Regulation § 2530.203-2(c); and

          (4) one (1) 401(k) Year of Vesting Service for each Plan Year during which the Employee is a Participant in the Plan and has completed not less than 1,000 Hours of Service for the 2006 Plan Year and for each Plan Year thereafter, provided that this subsection (4) shall not be deemed to duplicate any 401(k) Years of Vesting Service beyond what is required pursuant to Treasury Department Regulation § 1.410(a)-7(f)(1)(ii) and Department of Labor Regulation § 2530.203-2(c).
          In no event will any Employee of DxCG, Inc. on January 1, 2006 receive fewer 401(k) Years of Vesting Service by virtue of the change in the computation period from employment anniversary dates to Plan Years or from the elapsed time method to the Hours of Service method than the Employee would have received in the absence of those changes.
               (h) Notwithstanding the foregoing, each Employee of National Equipment Register, Inc. who was employed by National Equipment Register, Inc. on February 28, 2006 shall also receive credit for purposes of determining 401(k) Years of Vesting Service in the Plan for his or her past service with National Equipment Register, Inc. during the time period beginning on and after February 9, 2001, as reflected in the records of National Equipment Register, Inc.; provided, however, that this subsection (h) shall not be interpreted to credit any such Employee with fewer 401(k) Years of Vesting Service than is required pursuant to regulations issued by the Treasury Department and the Department of Labor.
               (i) Notwithstanding the foregoing, each Employee of ISO Insurance Solutions, Inc. (now known as Xactware Solutions, Inc.) (1) who was previously employed by Xactware, Incorporated, and (2) who became employed by ISO Insurance Solutions, Inc. (now known as Xactware Solutions, Inc.) promptly following his termination of employment with Xactware, Incorporated, shall also receive credit for purposes of determining 401(k) Years of Vesting Service in the Plan for his past service with Xactware, Incorporated, as reflected in the records of Xactware, Incorporated; provided, however, that this subsection (i) shall not be interpreted to credit any such Employee with fewer 401(k) Years of Vesting Service than is required pursuant to regulations issued by the Treasury Department and the Department of Labor.
          2.46. Highly Compensated Employee. Any Employee who:
        (a) was a five (5%) percent owner at any time during the Plan Year or the immediately preceding Plan Year; or

          (b) for the immediately preceding Plan Year had Compensation from the Company in excess of $80,000 (or such other amount as is then in effect under Section 414(q) of the Code).
A highly compensated former employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Section 1.414(q)-IT A-4 of the Temporary Income Tax Regulations and Notice 97-45.
          2.47. Hour of Service. Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or a Related Company for the performance of duties (such hours to be credited for the computation period in which the duties were performed), each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or a Related Company (such hours to be credited for the computation period to which the award or agreement pertains), and each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or a Related Company for reasons (such as vacation, sickness, disability, holidays, paid layoff and similar paid periods of nonworking time) other than the performance of duties (such hours to be credited for the computation period in which such period of nonworking time first occurs). No more than 501 Hours of Service will be credited to an Employee on account of any single continuous period during which the Employee performs no duties. In addition to the foregoing, the rules set forth at Section 2530.200b-2(b) and 2(c) of the Department of Labor Regulations will apply in determining Hours of Service and are incorporated herein.
          In the case of an Employee whose compensation is not determined on the basis of certain amounts for each hour worked, such Employee’s Hours of Service need not be determined from employment records, and such Employee may, in accordance with uniform and non-discriminatory rules adopted by the Company, be credited with forty-five (45) Hours of Service for each week in which he would be credited with any Hours of Service under the provisions of the preceding paragraph.
          2.48. Investment Fund or Funds. Any investment vehicle designated by the Trusts Investment Committee for investment of funds from Participant’s Accounts pursuant to the terms of the Plan and the 401(k) Savings Trust Agreement or the ESOP Trust Agreement, as the case may be.
          2.49. Leased Employee. Any person who is not an employee of the Company or a Related Company and who provides services to the Company or a Related Company if (a) such services are provided pursuant to an agreement between the Company or a Related Company and any other person; (b) such person has performed such services on a substantially full-time basis for the Company or a Related Company for a period of at least one (1) year and (c) such services are performed under the primary direction or control of the Company or a Related Company, as set forth in Section 414(n) of the Code; provided, however, a Leased Employee will not be considered an Employee of the Company if: (A) such Leased Employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Leased Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(I)(B) or Section 403(b) of the Code; (2) immediate participation; and (3) full and immediate vesting; and (B) Leased Employees do not constitute more than twenty percent (20%) of the Company’s Non-Highly Compensated Employee work force.
          2.50. Matching Contribution. The 401(k) Participating Employer’s contribution, pursuant to Section 4.1 of the Plan, equal to the Participant’s Salary Reduction Contributions, up to 75% of six percent (6%) of the Participant’s Compensation, and if the Participant’s Salary Reduction Contribution is less than six percent (6%) of the Participant’s Compensation, then of the percentage of the Participant’s After-Tax Contributions, specified pursuant to Section 4.2 of the Plan, which, when combined with the Salary Reduction Contributions, does not exceed 75% of six percent (6%) of the Participant’s Compensation. Sysdome, Inc. (now known as Interthinx, Inc.), AppIntelligence, Inc. (now known as Interthinx, Inc.), ISO Strategic Solutions, Inc., and National Equipment Register, Inc. do not make Matching Contributions, and no such contributions will be made on behalf of employees of such companies. Employees of Intellicorp Records, Inc. are eligible for Matching Contributions in accordance with the terms of the Plan beginning October 1, 2007.
          2.51. Matching Contribution Account. The Account maintained for a Participant to record his or her share of the Matching Contributions of any 401(k) Participating Employer and Adjustments relating thereto.
          2.52. Matching Contribution Stock Sub-Account. The sub-account maintained for his or her share of the Matching Contributions of any 401(k) Participating Employer made in Participation Units in accordance with Section 4.3(b) and any Adjustments related thereto.
          2.53. Non-Elective Contribution. A 401(k) Participating Employer’s contributions to the Plan excluding, however, contributions made pursuant to the Participant’s deferral election provided for in Section 4.1 and any qualified non-elective contribution used in the “actual deferral percentage” test.
          2.54. Non-Highly Compensated Employee. Any Employee who does not meet the definition of Highly Compensated Employee.

          2.55. Normal Retirement Age. For purposes of the 401(k) Savings portion of the Plan, age 62. For purposes of the ESOP portion of the Plan, age 62. Notwithstanding the foregoing, the Board of Directors of the Company may set such other Normal Retirement Age in its discretion.
          2.56. One-Year Break in Service. A period of 12 consecutive months during which an Employee does not complete more than 500 Hours of Service with the Company or a Related Company. For purposes of determining vesting and benefit accrual under the Plan, such 12-month period will be calculated based on the Plan Year. Solely for the purpose of determining whether a Participant has incurred a One-Year Break in Service, Hours of Service will be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.” 401(k) Years of Vesting Service, ESOP Years of Vesting Service and One-Year Breaks in Service will be measured on the same computation period.
          “Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Company pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or for any other reason.
          A “maternity or paternity leave of absence” means, for Plan Years beginning after December 31, 1994, an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purposes of caring for such child immediately following such birth or placement. For this purpose, “Hours of Service” will be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a One-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence,” will be those which would normally have been credited for such absence, or, in any case in which the Plan Administration Committee is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a “maternity or paternity leave of absence” will not exceed 501.
          2.57. Optional Employer Contribution. The discretionary contribution, if any, made by an Optional Employer Contribution Participating Employer to Participants’ Optional Employer Contribution Accounts in accordance with Section 4.4(b).
          2.58. Optional Employer Contribution Account. The account maintained for a Participant to record his or her share of any Optional Employer Contributions of an Optional Employer Contribution Participating Employer and any Adjustments relating thereto.

          2.59. Optional Employer Contribution Participating Employer. ISO and any Related Company listed on Schedule C hereto that, with the approval of the Board of Directors of the Company, participates in the Optional Employer Contribution portion of the Plan.
          2.60. Optional Employer Contribution Stock Sub-Account. The sub-account maintained for a Participant’s share of Optional Employer Contributions made in Participation Units in accordance with Section 4.4(b) and any Adjustments related thereto.
          2.61. Participant. Any individual who is eligible to participate in the Plan as provided in Article III of the Plan and whose participation in the Plan has not terminated.
          2.62. Participating Employer. A 401(k) Participating Employer, an Optional Employer Contribution Participating Employer and/or an ESOP Participating Employer.
          2.63. Plan. The ISO 401(k) Savings and Employee Stock Ownership Plan set forth herein, as amended and restated, and all subsequent amendments hereto.
          2.64. Plan Administration Committee. The committee of individuals selected from time to time by the Board of Directors of the Company, to serve at its pleasure, specifically to administer the Plan. The Board of Directors of the Company shall retain the right to add, remove, or replace any member of the Plan Administration Committee at any time. No person will be ineligible to be a member of the Plan Administration Committee because he is, was, or may become a Participant in the Plan.
          2.65. Plan Year. January 1 through December 31.
          2.66. QPC GAC. The Group Annuity Contract between The Lincoln National Life Insurance Company and the Quality Planning Corporation 401-K Profit Sharing Plan.
          2.67. Qualified Domestic Relations Order. A Domestic Relations Order which creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits of the Participant under this Plan, and which order clearly specifies:
     (a) the name and the last known mailing address of the Participant and each alternate payee covered thereunder;
     (b) the amount or the percentage of the Participant’s benefit to be paid to each such alternate payee;

     (c) the number of payments to which it applies, or the time period to which it applies; and
     (d) that it applies to this Plan.
          2.68. Qualified Matching Contribution. Contributions which are made by a 401(k) Participating Employer pursuant to Section 4.5(d). Such contributions shall be subject to the nonforfeitability requirements of Section 401(k) when made and shall be subject to the same distribution limitations as apply to Salary Reduction Contributions under the Plan. Such contributions may be treated as Salary Reduction Contributions for purposes of the actual deferral percentage test only if the conditions described in Section 1.401(k)-2(a)(6) of the Treasury Regulations are satisfied. Any Qualified Matching Contributions will be credited to the respective Participants’ Salary Reduction Contribution Accounts.
          2.69. Qualified Non-Elective Contributions. Contributions which are made by a 401(k) Participating Employer pursuant to Section 4.5(d). Such contributions shall be subject to the nonforfeitability requirements of Section 401(k) of the Code when made and shall be subject to the same distribution limitations as apply to Salary Reduction Contributions under the Plan. Further, no Qualified Non-Elective Contributions will be permitted for any year that the Plan used the prior year testing method for purposes of Section 4.5(a)(1). Such contributions may be treated as Salary Deferral Contributions for purposes of the actual deferral percentage test only if the conditions described in Section 1.401(k)-2(a)(6) of the Treasury Regulations are satisfied. Any Qualified Non-Elective Contributions will be credited to the respective Participants’ Salary Reduction Contribution Accounts.
          2.70. Related Company. Any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).
          2.71. Rollover Contribution Account. The account maintained for a Participant to record his or her share of Rollover Contributions made under the Plan (excluding Rollover Contributions that are required to be maintained in a separate designated Roth account pursuant to Treasury regulations issued under Section 401(k) of the Code) and Adjustments relating thereto.
          2.72. Rollover Contributions. Contributions rolled over to this Plan pursuant to Section 4.9.
          2.73. Roth 401(k) Catch-Up Contributions. Catch-Up Contributions that are also Roth 401(k) Contributions.
          2.74. Roth 401(k) Catch-Up Contribution Sub-Account. The sub-account maintained for a Participant to record his or her share of Roth 401(k) Catch-Up Contributions made under the Plan and any Adjustments relating thereto.
          2.75. Roth 401(k) Contributions. Salary Reduction Contributions that a Participant has designated to be “designated Roth contributions” as defined pursuant to Treasury regulations issued under Section 401(k) of the Code.
          2.76. Roth 401(k) Contribution Account. The account maintained for a Participant that is comprised of the following sub-accounts: (a) a Roth 401(k) Contribution Sub-Account; (b) a Roth 401(k) Catch-Up Contribution Sub-Account; and (c) a Roth 401(k) Rollover Contribution Sub-Account. Amounts held in a Participant’s Roth 401(k) Contribution Account are to be accounted for separately in accordance with Treasury regulations issued under Section 401(k) of the Code. Amounts held in a Participant’s Roth 401(k) Contribution Account may not be re-classified as pre-tax contributions (and vice versa).
          2.77. Roth 401(k) Contribution Sub-Account. The sub-account maintained for a Participant to record his or her share of Roth 401(k) Contributions made under the Plan and any Adjustments relating thereto.
          2.78. Roth 401(k) Rollover Contribution Sub-Account. The sub-account maintained for a Participant to record his or her share of Rollover Contributions that are required to be maintained in a separate designated Roth account pursuant to Treasury regulations issued under Section 401(k) of the Code.
          2.79. Salary Reduction Contribution Account. The account maintained for a Participant to record the Salary Reduction Contributions made by him or her under the Plan (excluding Roth 401(k) Contributions) and Adjustments relating thereto. This account will also include any Qualified Non-Elective Contributions and Qualified Matching Contributions, as applicable, that are made at the discretion of a 401(k) Participating Employer. For purposes hereof, Basic Salary Reduction Contributions will mean a Participant’s Salary Reduction Contributions that are matched by a Matching Contribution pursuant to Section 4.3. A Participant’s Salary Reduction Contribution Account will also include a Catch-Up Contribution Sub-Account.
          2.80. Salary Reduction Contributions. Any 401(k) Participating Employer

contribution made to the Plan at the election of the Participant in lieu of cash compensation, and will include contributions made pursuant to a salary reduction agreement or other deferral mechanism. Salary Reduction Contributions are intended to qualify under Section 401(k) of the Code. Salary Reduction Contributions will not include any deferrals properly distributed as excess deferrals. Salary Reduction Contributions include Roth 401(k) Contributions.
          2.81. Trusts Investment Committee. The committee of individuals selected from time to time by the Plan Administration Committee, to serve at its pleasure, specifically to perform those duties delegated to it pursuant to the terms of the Plan, including, without limitation, Section 18.2 of the Plan. The Plan Administration Committee shall retain the right to add, remove, or replace any member of the Trusts Investment Committee at any time. No person will be ineligible to be a member of the Trusts Investment Committee because he is, was, or may become a Participant in the Plan.
          2.82. United States. All fifty States and the District of Columbia.
          2.83. Valuation Date. Any business day on which the stock markets are open for business.
ARTICLE III
PARTICIPATION
          3.1. Eligibility.
               (a) Eligibility for 401(k) Savings and Optional Employer Contributions. Each Employee who was a participant in the Prior 401(k) Plan on December 31, 2001 will continue to be eligible to participate in the Plan effective as of January 1, 2002, provided he or she is an Employee of a 401(k) Participating Employer on such date. Each other Employee of a 401(k) Participating Employer (other than a Leased Employee) will be eligible to participate for purposes of the 401(k) Savings portion of the Plan on the first date he or she completes one Hour of Service for a 401(k) Participating Employer. Notwithstanding any other provision of the Plan to the contrary, only an Employee of an Optional Employer Contribution Participating Employer who is first employed (or who is first reemployed following a One-Year Break in Service) by such Optional Employer Contribution Participating Employer on or after March 1, 2005 will be eligible to participate in the Optional Employer Contribution portion of this Plan. An Employee who is eligible to participate in the Optional Employer Contribution portion and other 401(k) Savings portions of the Plan need not elect to make Salary Reduction Contributions or After-Tax Contributions to the Plan to be eligible to receive any Optional Employer Contributions. Notwithstanding any other provision of this Plan to the contrary, only Participants who satisfy the requirements set forth in Section 4.4(b) of the Plan will be entitled to share in any Optional Employer Contribution for the Plan Year.
               (b) Eligibility for ESOP. Each individual who was a Participant in the ISO ESOP on December 31, 2001 will continue to be eligible to participate in the Plan effective as of January 1, 2002, provided that he or she is an Employee of an ESOP Participating Employer on such date. Each other Employee of an ESOP Participating Employer (other than a Leased Employee) will become a Participant for purposes of the ESOP portion of the Plan on the day he or she first performs one Hour of Service for an ESOP Participating Employer. Notwithstanding the foregoing, only Participants who satisfy the requirements set forth in Section 5.4 of the Plan will be entitled to share in allocations under the Plan.
          3.2. Participation in 401(k) Savings.
               (a) Participation. Any Eligible Employee will become a Participant by making written application, or via on-line enrollment, to become a Participant on a form or forms prescribed by the Plan Administration Committee, effective as to the total amount of Compensation received for the first pay period that begins on or after the enrollment date elected by such Employee, and for subsequent pay periods. Notwithstanding anything herein to the contrary, each Eligible Employee who first becomes an Employee on or after April 1, 2002 will be deemed to have affirmatively elected participation in the Plan with Salary Reduction Contributions (in the form of pre-tax elective contributions) equal to three percent (3%) of Compensation (or four percent (4%) of Compensation for each Eligible Employee who first becomes an Employee on or after January 1, 2007), unless such Eligible Employee elects not to participate, to contribute a different percentage of Compensation as a Salary Reduction Contribution, and/or to contribute Salary Reduction Contributions in the form of Roth 401(k) Contributions. The Salary Reduction Contribution deemed to be elected pursuant to this Section 3.2 will be invested in the Investment Fund selected by the Plan Administration Committee to be the default Investment Fund, until such time as the Participant makes an affirmative election designating the specific Investment Fund or Funds in which his or her contributions are to be invested.
               Effective for the first pay period that begins on or after April 1, 2007, each Eligible Employee who is a Participant at the start of such pay period and who also was a Participant on December 31, 2006, will be deemed to have affirmatively elected that his or her Salary Reduction Contribution be increased by one-half percent (0.5%) of Compensation, unless such Participant elects to opt out of such automatic increase. Thereafter, effective for the first pay period that begins on or after each subsequent April

1, each Eligible Employee who is a Participant at the start of the applicable pay period and who also was a Participant on the immediately preceding December 31, will be deemed to have affirmatively elected that his or her Salary Reduction Contribution be increased by one-half percent (0.5%) of Compensation, unless such Participant elects to opt out of such automatic increase. Any automatic increase in Salary Reduction Contributions pursuant to this paragraph will be deemed to be in the form of pre-tax elective contributions (as opposed to Roth
401(k) Contributions), unless a Participant elects otherwise in accordance with procedures established by the Plan Administration Committee. If a Participant wishes to opt out of this automatic increase arrangement, he or she need only do so once (rather than annually). Any election to opt out will only be effective prospectively and will apply only to Compensation earned subsequent to the opt-out election, in accordance with procedures established by the Plan Administration Committee. Unless a Participant elects to opt out of this automatic increase arrangement, this arrangement will continue until such time as the Participant’s Salary Reduction Contributions are sufficient to allow the Participant to receive the maximum amount of Matching Contributions pursuant to Section 4.3, at which time the Participant’s Salary Reduction Contributions will remain at such level until otherwise changed by the Participant.
               There will be established an application process that permits the Participant to designate, among other things, (i) the percentage of Salary Reduction Contributions (including whether such contributions will be pre-tax elective contributions or Roth 401(k) Contributions) and/or After-Tax Contributions as specified in Sections 4.1 and 4.2, respectively, (ii) the percentage of Catch-Up Contributions (including whether such contributions will be pre-tax elective contributions or Roth 401(k) Contributions) as specified in Section 4.13, (iii) the percentage of Salary Reduction Contributions, Catch-Up Contributions, and/or After-Tax Contributions to be maintained and invested in each of the Investment Funds authorized by the Plan Administration Committee, as specified in Section 7.1, (iv) the Company with authority to deduct from the Participant’s Compensation an amount equal to the Participant’s Salary Reduction Contributions, Catch-Up Contributions, and/or After-Tax Contributions, and (v) a Beneficiary as specified in Section 19.1.
               Notwithstanding any other provision of this Section 3.2 to the contrary and subject to Section 4.4(b), each Employee who is eligible to participate in the Optional Employer Contribution portion of the Plan will automatically become a participant in the Optional Employer Contribution portion of the Plan upon satisfaction of the eligibility criteria for Optional Employer Contributions set forth in Section 3.1(a).
               (b) Failure to Participate. If an Eligible Employee does not elect to become a Participant on the first date on which he or she is eligible, either by so indicating during the application process or by failing to complete such process, he or she may become a Participant on any subsequent date by completing the application process prior to such subsequent date, effective as to Compensation received for the first full pay period which begins on or after such subsequent date.
               (c) Termination of Participation. Participation in the 401(k) portion of the Plan will cease upon termination of employment with a
401(k) Participating Employer resulting from retirement, death, discharge, voluntary or involuntary resignation including failure to return to active employment with a 401(k) Participating Employer or to retire by the date on which an Authorized Leave of Absence expires, unless the Employee is transferred to the employment of another 401(k) Participating Employer on or before such date.
               (d) Transfer of Employees to Another 401(k) Participating Employer. The service of an Employee will not be broken if he or she is transferred to the employment of another 401(k) Participating Employer before he or she has incurred a One-Year Break in Service Period with respect to the 401(k) Participating Employer from which he or she is transferred.
               (e) Reemployment. Upon the reemployment by a 401(k) Participating Employer of any person after the Effective Date who had previously been an Employee of a 401(k) Participating Employer on or after the Effective Date, an Employee will be eligible to participate on the date of his or her reemployment.
          3.3. Participation in the ESOP. Each Employee described in Section 3.1(b) who is eligible to participate for purposes of the ESOP portion of the Plan will automatically participate in the Plan. With respect to an Employee who has participated in the Plan but who has incurred a One-Year Break in Service, such Employee will be eligible to participate for purposes of the ESOP portion of the Plan beginning immediately upon his or her return to employment with an ESOP Participating Employer and will participate during each Plan Year ending thereafter in which such person completes not less than one-thousand (1,000) Hours of Service with the Company or any Related Company.
ARTICLE IV
401(k) SAVINGS CONTRIBUTIONS
          4.1. Salary Reduction Contributions. Except as otherwise provided in Section 3.2, each Participant during the application process for participation in the Plan will designate as his or her Salary Reduction Contributions under the Plan a percentage of his or her Compensation. Salary Reduction Contributions will, to the extent permitted by law, be made by payroll deduction from each payment of Compensation, and if a

Participant’s Salary Reduction Contribution percentage changes, his or her payroll deductions will automatically be changed accordingly. Salary Reduction Contributions will be permanently discontinued upon the Participant’s termination of employment. Except to the extent permitted under Section 4.13 of this Plan and Section 414(v) of the Code, the maximum Salary Reduction Contribution that can be made to this Plan is the amount determined under Section 402(g) of the Code for the taxable year.
          Notwithstanding the foregoing, with respect to the first pay period that begins on or after April 1, 2007, or as soon as administratively possible thereafter, and for subsequent pay periods, a Participant may elect that all or a portion of his or her Salary Reduction Contributions be designated as Roth 401(k) Contributions. Such election may be made in accordance with procedures established by the Plan Administration Committee from time to time.
          4.2. After-Tax Contributions. Except as otherwise provided in Section 3.2, each Participant during the application process for participation in the Plan may designate as his or her After-Tax Contribution under the Plan a percentage of his or her Compensation. After-Tax Contributions will, to the extent permitted by law, be made by payroll deduction from each payment of Compensation, and if a Participant’s After-Tax Contribution percentage changes, his or her payroll deductions will automatically be changed accordingly. After-Tax Contributions will be permanently discontinued upon the Participant’s termination of employment. Each Participant may make After-Tax Contributions, provided that such After-Tax Contributions in any Plan Year do not exceed ten (10%) percent of his or her Compensation. After-Tax Contributions will be limited so that the sum of a Participant’s Salary Reduction Contributions and After-Tax Contributions in any Plan Year does not exceed one hundred percent (100%) of his or her Compensation.
          4.3. Matching Contributions.
               (a) Prior to January 1, 2002, Matching Contributions were made in cash.
               (b) As of the end of each calendar quarter ending on or after March 31, 2002, each 401(k) Participating Employer will make a Matching Contribution (and/or a Qualified Non-Elective Contribution or Qualified Matching Contribution as specified in Section 4.5(d)) on behalf of each Participant employed by such 401(k) Participating Employer who made Salary Reduction Contributions and/or After-Tax Contributions (as the case may be) to the Plan in such calendar quarter pursuant to Section 4.1 or 4.2. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 4.3(b) shall also govern Matching Contributions attributable to any Salary Reduction Contributions and/or After-Tax Contributions for the first pay period ending after January 1, 2002. The Matching Contribution shall be equal to the percentage specified in Sections 4.1 and 4.2 of the Plan, of the Participant’s Salary Reduction Contributions up to 75% of six (6%) percent of the Participant’s Compensation, and if the Participant’s Salary Reduction Contribution is less than six (6%) percent of the Participant’s Compensation, then of the Participant’s After-Tax Contributions which, when combined with the Salary Reduction Contributions, does not exceed 75% of six (6%) percent of the Participant’s Compensation. Such contributions will be credited to the Matching Contribution Account of each Participant employed by a 401(k) Participating Employer.
               (c) The Matching Contribution described in (b) above will be made in “Participation Units” of Common Stock (and will be maintained in a Matching Contribution Stock Sub-Account). Within fifteen (15) business days after the end of each calendar quarter, the ESOP Trustee will credit to each Participant eligible for a Matching Contribution an amount of Participation Units equal to (a) the amount required Matching Contribution and/or Qualified Non-Elective Contribution or Qualified Matching Contributions of such Participant divided by (b) the latest Appraisal value of a share of Common Stock. For purposes of this Section 4.3(c), the “latest” Appraisal value shall be determined as of the last day of the calendar quarter immediately preceding the calendar quarter for which the Matching Contributions are made. In making such allocations, the ESOP Trustee will round each allocation to the nearest one-billionth of a Participation Unit. A 401(k) Participating Employer’s contributions will be determined on the basis of such Participating Employer’s payroll periods, and the matching percentage will be applied uniformly to all Participants and allocated to the ESOP Trust Fund within the time period required by applicable regulations.
               (d) Notwithstanding anything to the contrary in this Section 4.3, Sysdome, Inc. (now known as Interthinx, Inc.), AppIntelligence, Inc. (now known as Interthinx, Inc.), ISO Strategic Solutions, Inc., and National Equipment Register, Inc. do not make Matching Contributions, and no such contributions will be made on behalf of employees of such companies. Employees of Intellicorp Records, Inc. are eligible for Matching Contributions in accordance with the terms of the Plan beginning October 1, 2007.
          4.4. Additional Company Contributions.
               (a) Discretionary Profit-Sharing Contributions. Subject to the limitations contained in this Article, each Plan Year the Company may make additional contributions in a discretionary amount (such contributions may be made in cash or in Participation Units of Common Stock) if such contribution for such year is authorized by an appropriate action of the Board of Directors of the Company. Such contributions will be credited to the Participants’ Matching Contribution Accounts and vested in the same manner as contributions to Matching Contribution Accounts. Notwithstanding anything to the contrary in the Plan, no employee of Sysdome, Inc. (now known as Interthinx, Inc.), AppIntelligence, Inc. (now known as Interthinx, Inc.), ISO Strategic Solutions, Inc., Intellicorp Records, Inc., or National Equipment Register, Inc. is eligible to receive contributions under this Section 4.4(a).
               (b) Optional Employer Contributions. Subject to the limitations contained in this Article, each Plan Year an Optional Employer Contribution Participating Employer may make contributions in a discretionary amount (such contribution may be made in cash or in Participation Units in Common Stock) if such contribution for such year is authorized by an appropriate action of the Board of Directors of the Company. Such contributions will be credited to the Optional Employer Contribution Account of each Participant who is employed by the Optional Employer Contribution Participating Employer on the last day of such Plan Year who has completed 1,000 Hours of Service during such Plan Year. Any portion of an Optional Employer Contribution made in Participation Units of Common Stock will be maintained in an Optional Employer Contribution Stock Sub-Account. In the case of a Participant who is entitled to have credited to his or her Optional Employer Contribution Account an amount for such Plan Year but whose employment is terminated after the close of such Plan Year and before actual contributions have been made to the trust under the Plan, the amount will be credited as though such Employee’s employment had not been terminated.
          4.5. Contribution Limitations.
               (a) Actual Deferral Percentage:
          (1) The Actual Deferral Percentage, as defined in subparagraph (2) for the Highly Compensated Employees, will not exceed the greater of (A) or (B) as follows:
     (A) The Actual Deferral Percentage for the group of Highly Compensated Employees for a Plan Year is not more than the Actual Deferral Percentage of all Eligible Employees other than Highly Compensated Employees in the prior Plan Year, based upon the law in effect in the prior Plan Year, multiplied by 1.25, or
     (B) The excess of the Actual Deferral Percentage for the group of Highly Compensated Employees in a Plan Year over that of all Eligible Employees other than Highly Compensated Employees in the prior Plan Year, based upon the law in effect for the prior Plan Year, is not more than two (2) percentage points and the Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Eligible Employees multiplied by 2.
          (2) The “Actual Deferral Percentage” for a specified group of Participants for a Plan Year will be the average of the ratios (calculated separately for each Participant in such group) of:
     (A) The amount placed in the Participant’s Salary Reduction Contribution Account plus Roth 401(k) Contribution Sub-Account under Section 4.1 for such Plan Year, to
     (B) The Participant’s wages as defined in Section 3401 (a) of the Code, received during the period such Employee was a Participant in the Plan, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed and increased by the elective contributions that are made by a 401(k) Participating Employer on behalf of its Employees under Section 125 or 402(e)(3) of the Code.
     (C) The amount considered under (2)(A) will be: (i) any elective deferrals, subject to the Actual Deferral Percentage test, (including excess elective deferrals of Highly Compensated Employees), but excluding (a) excess elective deferrals of all other Eligible Employees that arise solely from elective deferrals made under the Plan or Plans of a 401(k) Participating Employer and (b) elective deferrals that are taken into account in the Actual Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without exclusion of these elective deferrals); and (ii) at the election of the Participating Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions. For purposes of computing the Actual Deferral Percentage, an Employee who would be a Participant but for the failure to make elective deferrals will be treated as a Participant on whose behalf no elective deferrals are made.

          (3) Special Rules:
     (A) For purposes of Section 4.5(a)(1), a 401(k) Participating Employer will use, with the consent of the Plan Administration Committee, the Actual Deferral Percentage of all Eligible Employees other than Highly Compensated Employees in the current Plan Year, rather than the prior Plan Year.
     (B) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferrals, subject to the Actual Deferral Percentage test (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as elective deferrals for purposes of the Actual Deferral Percentage test), allocated to his or her Accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by a 401(k) Participating Employer, will be determined as if such elective deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. For Plan Years prior to 2006, if a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement. Beginning with the 2006 Plan Year, treatment of cash or deferred arrangements for a Highly Compensated Employee who participates in two or more such arrangements that have different plan years will be in accordance with Section 1.401(k)-2(a)(3)(ii) of the Treasury Regulations. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations issued under Section
401(k) of the Code.
     (C) In the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section will be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.
     (D) For purposes of determining the Actual Deferral Percentage test, elective deferrals, Qualified Non- Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.
     (E) A 401(k) Participating Employer will maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.
     (F) The determination and treatment of the Actual Deferral Percentage amounts of any Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
          (b) Section 402(g) Limit. In no event will Salary Reduction Contributions made by a 401(k) Participating Employer on behalf of any Participant to this Plan, or any other qualified plan, during any taxable year of the Participant commencing after December 31, 2001, exceed $11,000 or the dollar limitation contained in Section 402(g) of the Code, as adjusted by the Secretary of the Treasury or his or her delegate.
          A Participant may allocate to this Plan any excess deferrals (as defined in Section 402(g) of the Code) made during a taxable year by notifying the Plan Administration Committee of the amount of excess deferrals to be allocated to the Plan, including what portion of such excess deferrals is comprised of Roth 401(k) Contributions, if any, on or before the first March 1st following the close of the taxable year. A Participant will be deemed to notify the Plan Administration Committee of any excess deferrals that arise by taking into account only those elective deferrals made to the Plan and any other plans of a 401(k) Participating Employer. Excess deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15 to any Employee to whose Account excess deferrals were allocated for the preceding taxable year. Unless the Participant otherwise notifies the Plan Administration

Committee, excess deferrals will first be distributed from a Participant’s pre-tax elective contributions made during the applicable taxable year, if any, and only after all such contributions have been distributed, from a Participant’s Roth 401(k) Contributions made during the applicable taxable year.
          (c) Actual Contribution Percentage.
          (1) The Actual Contribution Percentage, as defined in subparagraph (2), for Highly Compensated Employees for any Plan Year will not exceed the greater of (A) or (B) as follows:
     (A) The Actual Contribution Percentage for the group of Highly Compensated Employees for the current Plan Year is not more than the Actual Contribution Percentage for all Eligible Employees other than Highly Compensated Employees in the prior Plan Year, based upon the law in effect in the prior Plan Year, multiplied by 1.25; or
     (B) The excess of the Actual Contribution Percentage for the group of Highly Compensated Employees in the current Plan year over that for all Eligible Employees other than Highly Compensated Employees in the prior Plan Year based upon the law in effect in the prior Plan Year, is not more than two (2) percentage points, and the Actual Contribution Percentage for the group of Highly Compensated Employees is not more than the Actual Contribution Percentage for all other Eligible Employees multiplied by 2.
          (2) The “Actual Contribution Percentage” for a specified group of Participants for a Plan Year will be the average of the ratios (calculated separately for each Participant in such group) of:
     (A) The amounts placed in the Participant’s After-Tax and Matching Contribution Accounts under Sections 4.2 and 4.3, respectively, for such Plan Year, plus any Qualified Non-Elective Contributions or Qualified Matching Contributions not used in the Actual Deferral Percentage test of Section 4.5(a)(2), to

     (B) The Participant’s wages as defined in Section 3401 (a) of the Code, received during the period such Employee was a Participant in the Plan, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed and increased by the elective contributions that are made by a Participating Employer on behalf of its Employees under Section 125 or 402(e)(3) of the Code.
          (3) Special Rules:
     (A) The 401(k) Participating Employers will, with the consent of the Plan Administration Committee, use the Actual Contribution Percentage of all Eligible Employees other than Highly Compensated Employees for the current Plan Year, rather than the prior Plan Year.
     (B) For purposes of this Section, the Actual Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have amounts, subject to the Actual Contribution Percentage test, allocated to his or her Account under two or more plans described in Section 401 (a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by a 401(k) Participating Employer, will be determined as if the total of such Actual Contribution Percentage amounts were made under each plan. For Plan Years prior to 2006, if a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement. Beginning with the 2006 Plan Year, treatment of cash or deferred arrangements for a Highly Compensated Employee who participates in two or more such arrangements that have different plan years will be in accordance with Section 1.401(m)- 2(a)(3)(ii) of the Treasury Regulations. Notwithstanding the foregoing, certain plans will be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

     (C) In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section will be applied by determining the Actual Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.
     (D) For purposes of determining the Actual Contribution Percentage test, Employee contributions are considered to have been made in the Plan Year in which contributed to either the 401(k) Trust or the ESOP Trust. Qualified Matching Contributions and Qualified Non- Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.
     (E) A 401(k) Participating Employer will maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.
     (F) The determination and treatment of the Actual Contribution Percentage of any Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
          (4) The amounts considered under (2)(A) above will be the sum of the After-Tax Contributions, Matching Contributions and Qualified Non-Elective Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) made under the Plan on behalf of the Participant for the Plan Year. Such amounts will not include contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions, or excess aggregate contributions as defined in the Code. A 401(k) Participating

Employer also may elect to use elective deferrals in the Actual Contribution Percentage so long as the Actual Deferral Percentage test is met before the elective deferrals are used in the Actual Contribution Percentage test and continues to be met following the exclusion of those elective deferrals that are used to meet the Actual Contribution Percentage test.
          (d) Correction. In the event a Highly Compensated Employee’s Actual Deferral Percentage and/or Actual Contribution Percentage exceeds the limits described above, the Plan Administration Committee will proceed, on a reasonable and nondiscriminatory basis, and in accordance with the requirements of Sections 401(k) and (m) of the Code and the regulations thereunder, to distribute amounts until any excess is corrected. The order of correction will be as follows:
          (1) Distribute After-Tax Contributions;
          (2) Distribute nonforfeitable Matching Contributions;
          (3) Forfeit nonvested Matching Contributions; and
          (4) Distribute Salary Reduction Contributions (first pre-tax elective contributions, if any, and then Roth 401(k) Contributions, unless the Highly Compensated Employee elects otherwise).
          (5) Forfeitures of shares of Common Stock not acquired with the proceeds of a loan described in Section 6.1 arising under the Plan and allocable to such ESOP Contribution Account in respect of such Plan Year (without regard to Section 4.9) will be allocated to the accounts of other eligible Participants as of the end of the current Plan Year in the manner provided under Section 5.4 below; and then
          (6) Company contributions allocable to such account in respect of such Plan Year and shares of Common Stock allocable in proportion thereto (without regard to Section 4.12) will be allocated to the Accounts of other eligible Participants at the end of the current Plan Year in the manner provided under Section 4.12, and, to the extent such allocation cannot be made under Section 4.12, then to the extent permitted by the applicable Treasury regulations, reallocated at the end of the succeeding Plan Years in such manner and as provided in Section 4.5(d)(7).

          (7) Any amount to be allocated under paragraph (6) above, at the end of a succeeding Plan Year will be allocated to a suspense account until such time as any amount in the suspense account can be allocated to Participants’ accounts without having to be reallocated under paragraph (6) above; provided that, to the extent required by any applicable Treasury regulations, no contribution will be made in such a succeeding Plan Year which would restrict such reallocation.
          Any excess amounts held unallocated for the Plan Year in a limitation suspense account will be managed and controlled by the 401(k) Savings Trustee or ESOP Trustee, as the case may be. If a limitation suspense account is in existence during a Plan Year, investment gains and losses and other income and expenses of the Plan will be allocated to the limitation suspense account.
          The Plan Administration Committee will have such power to reduce or limit additions to the Participant’s account under this Plan to comply with the requirements of Section 5.7; provided, however, that such reduction and/or limitation will be made in a uniform and nondiscriminatory manner.
In lieu of making such distributions, a 401(k) Participating Employer may, in its discretion, make Qualified Non-Elective Contributions and Qualified Matching Contributions to Employees other than Highly Compensated Employees of a 401(k) Participating Employer eligible to participate in the Plan in order to satisfy the requirements of Sections 401(k) and (m) of the Code. The Plan Administration Committee may, in its discretion, impose general limits on contributions to facilitate administration of the Plan and compliance with the limitations of this Section. Nothing contained in this Section specifically relating to contributions under the Plan will be interpreted to limit the Plan Administration Committee’s right to reduce or curtail any form of contributions under the Plan in order to satisfy the requirements of this Article.
          (e) Correction Procedures.
          (1) If the projected Actual Deferral Percentage for the Highly Compensated Employees will exceed the amount permitted under Section 4.4(a)(1) or if projected Salary Reduction Contributions and Matching Contributions will exceed the maximum amount deductible under Section 404(a)(3) of the Code, then the anticipated excess amount of Salary Reduction Contributions (beginning with pre-tax elective contributions, if any, and then Roth 401(k) Contributions) will be credited to the Participant’s After-Tax Contribution Account and will be considered taxable income to the Participant. The future Salary Reduction Contributions by Highly Compensated Employees will be reduced on a pro rata basis so that the requirements of Section 4.5(a)(2) are met.
If, after applying the measures described above and the order of correction set forth in Section 4.5(d)(1) through (3), the Plan nonetheless fails the requirements of Section 4.5(a)(1), any Excess Salary Reduction Contributions will be distributed in the manner set forth below.
          (2) Excess Salary Reduction Contributions are allocated to Highly Compensated Employees with the largest amount of contributions taken into account for purposes of calculating the Actual Deferral Percentage test for the year in which such excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all Excess Salary Reduction Contributions have been allocated. For this purpose, the “largest dollar amount” is determined after distribution of Excess Contributions. An Employee’s Excess Salary Reduction Contributions are also reduced by any amounts of such contributions that were previously distributed for the Plan Year beginning in such taxable year.
          (3) A distribution of Excess Salary Reduction Contributions allocable to each Participant will include income, gains, and losses for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Salary Reduction Contributions for the Plan Year and the denominator of which is the Participant’s account balance attributable thereto, without regard for any income or loss occurring during such Plan Year. Such distributions will be made without regard to any consent otherwise required under the Plan. Such distributions will be made first from the Participant’s pre-tax elective contributions and then from the Participant’s Roth 401(k) Contributions, unless the Participant elects otherwise. Beginning with the 2006 Plan Year, a distribution of Excess Salary Reduction Contributions will also include income, gains and losses for the gap period (i.e., the period after the close of the Plan Year and before the date that is no more than seven days before the date of the distribution). Gap period income, gains and losses will be determined in accordance with Section 1.401(k)- 2(b)(2)(iv) of the Treasury Regulations.

          (4) For purposes of this subsection, “Excess Salary Reduction Contributions” will mean, with respect to any Plan Year, the excess of:
          (A) the aggregate amount of 401(k) Participating Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over,
          (B) the maximum amount of such contributions permitted by the Actual Deferral Percentage Test.
          (5) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, will be forfeited, if forfeitable, or if not forfeitable, distributed, no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Forfeitures of Matching Contributions will be applied to reduce future contributions to the Plan. Excess Aggregate Contributions will be treated as annual additions under the Plan.
          (6) Excess Aggregate Contributions are allocated to Highly Compensated Employees with the largest amount of contributions taken into account for purposes of calculating the Actual Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all Excess Aggregated Contributions have been allocated. For this purpose the “largest amount” is determined after distribution of any other Excess Aggregate Contributions for the year. An Employee’s Excess Aggregate Contributions will be reduced by the amount of any such contributions previously distributed for the taxable Plan Year beginning in such Plan Year.
          (7) A distribution or forfeiture of Excess Aggregate Contributions allocable to a Participant will include income, gains and losses for the Plan Year, multiplied by a fraction, the numerator of which is the Participant’s Excess Aggregate Contributions for the year and the denominator of which is the Participant’s account balance attributable to such Excess Aggregate Contributions, without regard to any income or losses occurring during such Plan

Year. Such distributions will be made without regard to any consent otherwise required under the Plan. Beginning with the 2006 Plan Year, a distribution of Excess Aggregate Contributions will also include income, gains and losses for the gap period (i.e., the period after the close of the Plan Year and before the date that is no more than seven days before the date of the distribution). Gap period income, gains and losses will be determined in accordance with Section 1.401(m)-2(b)(2)(iv) of the Treasury Regulations.
          (8) “Excess Aggregate Contributions” will mean, with respect to any Plan Year, the excess of:
     (A) the aggregate amounts taken into account in computing the numerator of the Actual Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over
     (B) the maximum amounts permitted by the Actual Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees on the basis of the amount of the Excess Aggregate Contributions by, or on behalf of, each Highly Compensated Employee).
          4.6. Time of Payment. All Salary Reduction Contributions and After-Tax Contributions will be transmitted to the 401(k) Savings Trust as soon as practicable but in no event will contributions be transmitted later than the 15th business day of the month after which Salary Reduction Contributions or After-Tax Contributions are withheld from the Participant’s Compensation. All Matching Contributions will be allocated to the ESOP Trust as soon as practicable but in no event will contributions be allocated later than the 15th business day after the end of the calendar quarter to which such Matching Contributions relate. Any Discretionary Profit-Sharing Contributions and Optional Employer Contributions will be allocated as of the last day of the Plan Year to which any such contributions relate and will be deposited in the 401(k) Savings Trust no later than the time prescribed by law, including any extensions, for filing the Optional Employer Contributions Participating Employer’s Federal tax return for such Plan Year.
          4.7. Suspension or Change of Salary Reduction Contributions and/or of After-Tax Contributions. A Participant may increase, decrease, or suspend the making of his or her Salary Reduction Contributions or of his or her After-Tax Contributions, or of all of the foregoing Contributions, effective as to Compensation for a period of thirty (30) days starting on the first business day immediately following the Transition Period, as defined in Section 4.14. Thereafter, a Participant may increase, decrease, or suspend his or her Salary Reduction Contributions (separate changes may be made with respect to pre-tax elective contributions and Roth 401(k) Contributions) and/or After-Tax Contributions once during any six (6) month period. Subject to the foregoing rules, a Participant may increase, decrease, or suspend the making of his or her Salary Reduction Contributions (separate changes may be made with respect to pre-tax elective contributions and Roth 401(k) Contributions) and/or After-Tax Contributions effective as to Compensation received for the first full pay period that begins at least thirty (30) days after such change is made. Suspension of Salary Reduction Contributions and/or After-Tax Contributions will automatically result in concurrent suspension of Matching Contributions. During such suspension, the Participant’s Accounts will continue to be maintained pursuant to the provisions of Section 4.9 of the Plan.
          4.8. No Salary Reduction or After-Tax Contributions and No Matching Contributions During Absence From Paid Employment. A Participant’s right to make Salary Reduction Contributions and After-Tax Contributions will be automatically suspended during any period of his or her absence from paid employment with a 401(k) Participating Employer, such as sick leave, Authorized Leave of Absence or temporary layoff, and during such period no such Contributions and no Matching Contributions will be made. During such suspension the Participant’s Accounts will continue to be maintained pursuant to the provisions of Section 4.9 of the Plan. Resumption of the making of Salary Reduction Contributions or of After-Tax Contributions may occur no earlier than for the first full pay period which begins after his or her return to paid employment with a 401(k) Participating Employer, upon receipt by the Plan Administration Committee, and concurrent resumption of Matching Contributions will then occur.
          4.9. Rollover Contributions. Any Employee may make a Rollover Contribution to the Plan, subject to the consent of the Plan Administration Committee; provided that the trust from which the funds are to be transferred permits the transfer to be made and the Plan Administration Committee is satisfied that such transfer is from an “eligible retirement plan” and will not jeopardize the tax-exempt status of the Plan and 401(k) Savings Trust or create adverse tax consequences for a Participating Employer. Rollover Contributions will be made by delivery to the 401(k) Savings Trustee for deposit in the 401(k) Savings Trust. All Rollover Contributions must be cash or property satisfactory to the 401(k) Savings Trustee, whose decision in this regard will be final. The 401(k) Savings Trustee will not accept rollovers of accumulated deductible employee contributions from a Simplified Employee Pension Plan, nor will the 401(k) Savings Trustee accept rollovers in the form of a trustee-to-trustee transfer from any qualified plan that is required to provide benefits in the form of a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity, as defined in Section 417(b) of the Code.

          The 401(k) Savings Trustee will only accept a rollover into a Roth 401(k) Rollover Contribution Sub-Account if (i) the contribution is made via a direct rollover from a “designated Roth account” under an applicable retirement plan described in Section 402A(e)(1) of the Code, (ii) the rollover is permitted under the rules of Section 402(c) of the Code, and (iii) the plan administrator or other responsible party of the distributing plan provides the 401(k) Savings Trustee with a representation that the contribution is being made from a “designated Roth account” (as defined pursuant to Treasury regulations issued under Section 401(k) of the Code) and either with a statement or representation that the distribution is a “qualified distribution” (as defined in Section 402A(d)(2) of the Code) or with all information necessary to determine when such amounts will qualify as a “qualified distribution” and what portion of such amounts is attributable to investment in the contract (basis) under Section 72 of the Code.
          If the Plan Administration Committee accepts a transfer of funds under this Section 4.9, then it will allocate them to the Rollover Contribution Account or the Roth 401(k) Rollover Contribution Sub-Account, as applicable. Funds allocated to such Account or Sub-Account will be invested separately, and any appreciation, depreciation, gain, or loss with respect to such Account or Sub-Account, and any related expenses, will be allocated to such Account or Sub-Account, as applicable. Any Participant who has a Rollover Contribution Account and/or a Roth 401(k) Rollover Contribution Sub-Account will be 100% vested in such Account and/or Sub-Account.
          Any Employee of ISO Insurance Solutions, Inc. (now known as Xactware Solutions, Inc.) (a) who was previously employed by Xactware, Incorporated, and (b) who became employed by ISO Insurance Solutions, Inc. (now known as Xactware Solutions, Inc.) promptly following his termination of employment with Xactware, Incorporated, shall be permitted to roll over into the Plan any note evidencing an outstanding loan to that Employee from his account under the Xactware 401(k) Profit Sharing Plan, provided that the following conditions are satisfied: (1) such Employee simultaneously rolls over into the Plan, via a direct rollover, his entire account balance under the Xactware 401(k) Profit Sharing Plan; and (2) such direct rollover is requested by such Employee, and such direct rollover occurs, within a reasonable period of time, as determined by the Plan Administration Committee, following such Employee becoming a Participant in the Plan. Any such note rolled over into the Plan shall be administered in accordance with the provisions governing loans under the Plan, including the provisions set forth in Section 9.7.
          4.10. Reemployment; Forfeitures. If a former Participant whose employment was terminated before he or she was vested in his or her Matching Contribution Account under Section 8.1(b) or in his or her Optional Employer Contributions under Section 8.1(e) returns to the employ of a 401(k) Participating Employer or Optional Employer Contribution Participating Employer, as the case may be, before the close of the Plan Year in which he or she has his or her fifth consecutive One-Year Break in Service, then the balance in his or her Matching Contribution Account and/or Optional Employer Contribution Account which was forfeited at the time of his or her termination of employment will be restored, provided he or she again becomes a Participant in the Plan and he or she repays, following his or her commencement of participation, the amount previously distributed to him or her under Section 11.1 which was attributable to his or her Basic Salary Reduction Contributions and After-Tax Basic Contributions plus income thereon, if any. Repayment, if any, must be made before the close of the Plan Year in which he or she has his or her fifth consecutive One-Year Break in Service Period.
          4.11. Transfer of Employment to Another 401(k) Participating Employer. If a Participant is transferred from the employ of one 401(k) Participating Employer to another 401(k) Participating Employer, the vested portion of his or her 401(k) Savings Accounts may, with the written approval of and as of a Valuation Date determined by the Plan Administration Committee, be transferred to his or her comparable
401(k) Savings Accounts maintained for Participants of the transferee 401(k) Participating Employer.
          4.12. Maximum Annual Additions. Notwithstanding any other provisions of this Plan to the contrary:
          (a) For any Limitation Year beginning on or after January 1, 2002, the total Annual Additions with respect to a Participant under the Plan and all other Defined Contribution Plans maintained by a Participating Employer or any Related Company will not exceed the lesser of:
          (1) $40,000, as adjusted for increases in the cost of living under Section 415(d) of the Code; or
          (2) 100 percent of the Participant’s Section 415 Compensation for such Limitation Year.
The compensation limit referred to in (2) will not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419(f)(2) of the Code) which is otherwise treated as an Annual Addition.
          (b) If, as a result of the allocation of Forfeitures, a reasonable error in estimating compensation or elective deferrals, or other circumstances permitted by the Commissioner of Internal Revenue, the Annual Additions for a Limitation Year exceed the limitation set forth in

Section 4.12(a), then such excess will be reduced as follows. First, by returning to the Participant, to the extent necessary, the After-Tax Contributions made by the Participant for the Limitation Year plus earnings thereon, as reasonably calculated by the Plan Administration Committee (reducing first the After-Tax Contributions which were not matched, and next the After-Tax Basic Contributions). Second, if, after returning all After-Tax Contributions plus earnings, an excess still exists, then such excess will be reduced by returning to the Participant, to the extent necessary, Salary Reduction Contributions plus earnings thereon, as reasonably calculated by the Plan Administration Committee (reducing first the pre-tax elective contributions, and next the Roth 401(k) Contributions). Third, in the event that it is necessary to reduce After-Tax Basic Contributions or Salary Reduction Contributions in order to comply with the limitation set forth in Section 4.12(a), then the Plan Administration Committee will reduce the After-Tax, Salary Reduction and/or Matching Contributions in a manner that will satisfy Sections 401(a)(4), 401(m), and 415 of the Code. Fourth, if, after returning After-Tax and/or Salary Reduction Contributions (plus the requisite amount of earnings), Matching Contributions must be reduced, then such Matching Contributions:
          (1) if the Participant is covered by the Plan, will be used to reduce Matching Contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year and each succeeding Limitation Year as necessary; or
          (2) if the Participant is no longer covered by the Plan, will be held unallocated in a suspense account. The suspense account will be applied to reduce future Matching Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.
Fifth, if after reducing any Matching Contributions, any Discretionary Profit-Sharing Contributions must be reduced, then such Discretionary Profit-Sharing Contributions will be reduced in the same manner as Matching Contributions are reduced as set forth in subclauses (1) and (2) of this Section 4.12(b). Sixth, if after reducing any Discretionary Profit-Sharing Contributions, any Optional Employer Contributions must be reduced, then such Optional Employer Contributions will be reduced in the same manner as Matching Contributions are reduced as set forth in subclauses (1) and (2) of this Section 4.12(b).

          (c) The dollar limitation contained in this Section 4.12 will be adjusted for increases in the cost-of-living in accordance with regulations promulgated by the Secretary of the Treasury or his or her designee under Section 415(d) of the Code.
          (d) As used in this Section 4.12, Section 5.7 and in Article XXII hereof, the following terms will have the following meanings:
          (1) The term “Annual Addition” will mean the sum credited to a Participant’s Accounts for any Limitation Year of (A) contributions made by the Participating Employer, (B) Participant contributions, and (C) Forfeitures. Any amount attributable to medical benefits allocated to a separate account under Section 419A(d) of the Code (pertaining to post-retirement medical benefits for key employees) will be treated as an Annual Addition. Contributions allocated to any individual for post-retirement medical benefits for key employees will be treated as an Annual Addition. Contributions allocated to any individual medical account, as defined in Section 415(1) of the Code, which is part of a pension or annuity plan will be treated as an Annual Addition to a defined contribution plan for purposes of this Section.
          (2) The term “Section 415 Compensation” will mean the Participant’s compensation as determined pursuant to Section 415(c)(3) of the Code, which is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the 401(k) Participating Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c))), and excluding the following:
          (A) 401(k) Participating Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or 401(k) Participating Employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;
          (B) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
          (C) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
          (D) other amounts which received special tax benefits, or contributions made by a 401(k) Participating Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403 (b) of the Code (whether or not the contributions are actually excludable from the gross income of the employee).
For any self-employed individual, compensation will mean earned income.
          For purposes of applying the limitations of this Section, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year.
          Notwithstanding the preceding sentence, compensation for a participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; for Limitation Years beginning before January 1, 1997, but not for Limitation Years beginning after December 31, 1996, such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.
          For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this Section, compensation paid or made available during such Limitation Year will include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by a 401(k) Participating Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Section 415(c)(3)(D) of the Code.
          (3) The term “Limitation Year” will mean, with respect to a plan, the calendar year.
          4.13. Catch-Up Contributions. Effective as of April 1, 2000, for all Plan Years beginning on and after January 1, 2002, all Eligible Employees who have attained age 50 before the close of the Plan Year will be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Catch-Up Contributions will be made to a Participant’s Catch-Up Contribution Sub-Account and/or Roth 401(k) Catch-Up Contribution Sub-Account, as appropriate. Such Catch-Up Contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions are not subject to match by Matching Contributions.
          4.14. Transition Period. In order to provide for the orderly reconciliation and transfer of Account balance information required as a result of the change in the Plan’s recordkeeper effective as of January 1, 2002, certain transactions affecting Accounts will not be performed during the transition period beginning at 4:00 p.m. Eastern Standard Time on December 26, 2001 and ending on a date to be determined by the Plan Administrator (the “Transition Period”). During the Transition Period, all elections or requests to: (a) enroll in the 401(k) Savings Portion of the Plan; (b) change the rate of Salary Reduction Contributions and After-Tax Contributions; (c) make interfund transfers; (d) change the investment of 401(k) Savings Contributions; and (e) receive in-service withdrawals, loans and distributions must be made no later than 4:00 p.m. Eastern Standard Time on December 26, 2001. Any requests or forms that are not submitted by the applicable deadline, and any requests or forms that are submitted with missing or incomplete documentation, information, signatures, consents, notarizations or attestations that is not provided or completed by the deadline, will not be processed.

ARTICLE V
ESOP CONTRIBUTIONS
Contributions under the Plan will be made as follows:
          5.1. ESOP Contributions. For each Plan Year, each ESOP Participating Employer will contribute to the ESOP Trust an amount the Board of Directors of the Company, in its sole discretion, may determine; provided, however, that an ESOP Participating Employer will contribute, in the aggregate, an amount not less than the amount required for repayment by the ESOP Trust of indebtedness (principal and interest) incurred from time to time for the purpose of acquisition of Common Stock. ESOP Contributions for each Plan Year will be due on the Anniversary Date for each Plan Year, and, if not paid by the Anniversary Date, will be payable to the ESOP Trust as soon thereafter as practicable, but not later than the time prescribed for filing the ESOP Participating Employer’s Federal Income Tax return for that Plan Year; provided, however, that any amounts required for repayment by the ESOP Trust of indebtedness incurred for the purpose of acquisition of Common Stock will be timely contributed in cash by the Company to permit the ESOP Trust to make such repayment by its required due date.
          The Company will determine by resolution of the Board of Directors of the Company and communicate to the ESOP Trustee before the close of each Plan Year either (x) the amount in dollars to be contributed for such year; or (y) a formula by which such amount may be determined. The Company may make such contributions in cash, shares of Common Stock, or other property.
          5.2. By Employee. No Employee will be required or permitted to contribute to the ESOP portion of this Plan and the ESOP Trust.
          5.3. Separate Records of Participants. The Plan Administration Committee, its designated agent or recordkeeper will keep accurate accounts of the respective shares in the ESOP Trust assets in the ESOP Contribution Account for each Participant. Each ESOP Contribution Account will be maintained in terms of “Participation Units,” which will be allocated to the Participants’ ESOP Contribution Account each year as described in Section 5.4 below. The shares of each Participant in the ESOP Trust assets attributable to the ESOP as of any date of determination will be the total value of the ESOP Trust assets attributable to the ESOP at such time multiplied by a fraction, the numerator of which is the number of Participation Units then allocated to such Participant’s ESOP Contribution Account and the denominator of which is the total number of Participation Units then allocated to the ESOP Contribution Accounts of all Participants.

          5.4. Allocation of Participation Units. The total number of Participation Units to be credited to Participants shall be equal to (a) the total number of shares of Common Stock released for allocation pursuant to Section 6.3 herein, less (b) the total number of shares of Common Stock relating to the Participation Units allocated to Participants as Matching Contributions pursuant to Section 4.3 through the end of the Plan Year.
          For any remaining Participation Units, as of the last day of the Plan Year, the ESOP Trustee will credit to the ESOP Contribution Account of each Participant employed by the Company or a Related Company on such day who has completed 1,000 Hours of Service during said Plan Year, a number of Participation Units which will bear the same ratio to the total remaining Participation Units to be allocated for such Plan Year as such Employee’s Compensation for such Plan Year will bear to the aggregate of the Compensation of all Employees for such Plan Year. In making such allocations, the ESOP Trustee will round each allocation to the nearest one-billionth of a Participation Unit. Notwithstanding the foregoing, for Plan Year beginning January 1, 2000 and ending December 31, 2000, Participants who are employees of Elliston LLC shall receive credit for Hours of Service for such Plan Year in accordance with their service history as reflected in the records of Elliston LLC for purposes of receiving an allocation of Participation Units with respect to such Plan year and vesting for such year.
          In the case of a Participant who is entitled to have credited to his or her ESOP Contribution Account a number of Participation Units for such Plan Year but whose employment is terminated after the close of such Plan Year and before actual contributions have been made to the ESOP Trust, the Participation Units with respect to such contributions will be credited as though such Employee’s employment had not terminated.
          5.5. Annual Report to Participants. As soon as practicable after each Anniversary Date, the Plan Administration Committee, its designated agent or recordkeeper will prepare a written statement for distribution to each Participant reflecting the number of Participation Units allocated to such Participant’s ESOP Contribution Account as of the Anniversary Date preceding the most recent Anniversary Date, the additional number of Participation Units allocated for the Plan Year ending on the most recent Anniversary Date, and the aggregate number of Participation Units allocated to date to his or her ESOP Contribution Account. If requested by a Participant, the Plan Administration Committee, its designated agent or recordkeeper will also inform the Participant in writing of the dollar value of his or her allocated Participation Units, based upon the most recent revaluation of the assets of the ESOP Trust in accordance with Section 6.2.
          5.6. List of Participants. On or about the Anniversary Date ending each

Plan Year, the Plan Administration Committee will deliver to the ESOP Trustee a list of all Employees eligible on such date to participate in the ESOP portion of the Plan, to whom Compensation was paid or payable for such year, together with a statement of the amount of such Compensation.
          5.7. Limitation on Annual Additions. The Participant’s ESOP Contribution Account will also be subject to the annual addition limits as described in Section 4.12 of this Plan.
ARTICLE VI
COMMON STOCK
          6.1. Borrowing to Acquire Common Stock. The ESOP Trustee may borrow funds from any lender for the purpose of purchasing Common Stock (or to repay prior indebtedness incurred for the purpose of purchasing Common Stock) and may enter into contracts for the purchase of Common Stock pursuant to which the purchase price is paid in installments. Any such loan or contract must be primarily for the benefit of Participants and their Beneficiaries, and will comply with the following terms and conditions:
     (a) The loan will be for a specific term, will bear a reasonable rate of interest, and will not be payable on demand except in the event of default.
     (b) At the time that such loan is made or contract entered into, the interest rate and the price of securities to be acquired should not be such that Plan assets might be dissipated.
     (c) The terms of such loan or contract, whether or not between independent parties, must be at such time at least as favorable to the ESOP Trust as the terms of a comparable loan or contract resulting from arm’s-length negotiations between independent parties.
     (d) The proceeds of such loan must be used within a reasonable time after receipt by the ESOP Trust only to acquire Common Stock, to repay such loan or to repay a prior loan to the ESOP Trust.
     (e) Such loan must be without recourse against the ESOP Trust. The only assets of the ESOP Trust that may be given as collateral on such loan are shares of Common Stock acquired therewith.

     (f) In the event of default on such loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default.
     (g) Shares of Common Stock used as collateral for such loan will be released from the encumbrance thereof, in accordance with the provisions of Section 6.3 below.
     (h) Except as otherwise provided under the terms of this Plan, or as otherwise required by applicable law, no Common Stock acquired with the proceeds of such loan will be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an ESOP.
          6.2. Independent Appraisals. The ESOP Trustee will determine the fair market value of Common Stock purchased for the ESOP Trust as of the date of purchase (“Appraisal Date”) and, thereafter, at least one time per Plan Year (each, a “Reappraisal Date”). For purposes of determining top-heavy status under Article XXII hereof, the Anniversary Date, which will always coincide with the last Reappraisal Date of the Plan Year (if more than one Reappraisal Date occurs with respect to such Plan Year), will apply. Each valuation will be conducted by an independent appraiser meeting the requirements of Code Section 170(a)(1).
          6.3. Release of Shares. All shares of Common Stock acquired by the ESOP Trust and pledged as collateral on a loan described in Section 6.1 above will be added to and maintained in a suspense account. Said shares will be released from such encumbrance as follows:
     (a) For each Plan Year during the duration of the loan, the number of shares of Common Stock released will equal the number of encumbered shares held immediately before release multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid to the lender by the ESOP Trust for the Plan Year, and the denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future Plan Years.
     (b) For purposes of the foregoing determination, the number of future Plan Years under the loan must be definitely ascertainable, and will be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the interest to be paid in future years will be computed by using the interest rate applicable as of the end of the Plan Year.

     (c) To the extent of the foregoing release from encumbrance, shares will be withdrawn from the suspense account, and nonmonetary units representing the Participants’ interests therein will be allocated, for each Plan Year, as provided in Sections 4.3 and 5.4.
          6.4. Voting and Tender or Exchange Rights. Except as otherwise required by ERISA, the Code and regulations promulgated thereunder, all voting rights appurtenant to shares of Common Stock held by the ESOP Trust will be exercised by the ESOP Trustee in accordance with the following provisions:
     (a) (1) If the Company has a registration-type class of securities (as defined in Section 409(e)(4) of the Code or any successor statute thereto), then, with respect to all corporate matters submitted to shareholders of the Company, all shares (including fractional shares) of Common Stock allocated and credited to the Matching Contribution Account, Optional Employer Contribution Account or the ESOP Contribution Accounts of Participants will be voted in accordance with the directions of such Participants as given to the ESOP Trustee. Each Participant will be entitled to direct the voting only of the shares (including fractional shares) of Common Stock allocated and credited to his or her Matching Contribution Account, Optional Employer Contribution Account and ESOP Contribution Account.
     (2) If the Company does not have a registration-type class of securities (as defined in Section 409(e)(4) of the Code or any successor statute thereto), then, only with respect to corporate matters relating to a corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such other similar transaction that any regulations promulgated under such Code section may require, all shares (including fractional shares) of Common Stock allocated and credited to the Matching Contribution Account, Optional Employer Contribution Account and ESOP Contribution Accounts of Participants will be voted in accordance with the directions of such Participants as given to the ESOP Trustee. Each Participant will be entitled to direct the voting only of the shares (including fractional shares) of Common Stock allocated to his or her Matching Contribution Account, Optional Employer Contribution Account or ESOP Contribution Account.
     (3) If this Section 6.4 applies to shares (including fractional shares) of Common Stock allocated to the Matching

Contribution Account, Optional Employer Contribution Account or the ESOP Contribution Account of a deceased Participant, such Participant’s beneficiary will be entitled to direct the voting with respect to such shares of Common Stock as if such beneficiary were the Participant.
     (b) If Participants are entitled under this Section 6.4 to direct the vote with respect to allocated shares (including fractional shares) of Common Stock, then, at least 30 days before each annual or special shareholders’ meeting of the Company (or, if such schedule cannot be met, as early as practicable before such meeting), the ESOP Trustee will furnish to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how the shares of Common Stock allocated to such Participant’s Matching Contribution Account, Optional Employer Contribution Account or ESOP Contribution Account (including fractional Common Stock to 1/10th of a share of Common Stock) are to be voted. Upon timely receipt of such instructions, the ESOP Trustee (after combining votes of fractional shares of Common Stock to give effect to the greatest extent possible to Participants’ instructions) will vote the shares of Common Stock as instructed. The instructions received by the ESOP Trustee from Participants will be held by the ESOP Trustee in strict confidence and will not be divulged or released to any person including, without limitation, officers or Employees of the Company or any Related Company, or employees of any other company. The ESOP Trustee and the Company will not make recommendations to Participants on whether to vote or how to vote. If voting instructions for Common Stock allocated to any Participant are not timely received from the Participant for a particular shareholders’ meeting, the ESOP Trustee may direct the manner in which such shares of Common Stock will be voted. In the absence of any such direction from the Participant, the ESOP Trustee may vote such Common Stock if it determines that it is required to do so by ERISA.
     (c) The ESOP Trustee will vote unallocated shares (including fractional shares) of Common Stock held in the ESOP Trust and Common Stock allocated to the Matching Contribution Account, Optional Employer Contribution Account or the ESOP Contribution Accounts of Participants from whom voting instructions are not required to be solicited under Section 6.4(a)(1) or Section 6.4(a)(2) in accordance with ERISA and the best interests of the Participants and their beneficiaries.

     (d) The ESOP Trustee will notify each Participant of each tender or exchange offer for the shares (including fractional shares) of Common Stock and utilize its best efforts to distribute or cause to be distributed to each Participant in a timely manner all information distributed to shareholders of the Company in connection with any such tender or exchange offer. Each Participant will have the right from time to time with respect to the shares of Common Stock allocated to his or her Matching Contribution Account, Optional Employer Contribution Account or her ESOP Contribution Account (including fractional Common Stock to 1/10th of a share of Common Stock) to instruct the ESOP Trustee in writing as to the manner in which to respond to any tender or exchange offer which will be pending or which may be made in the future for all Common Stock or any portion thereof. A Participant’s instructions will remain in force until superseded in writing by the Participant. The ESOP Trustee will tender or exchange whole Common Stock only as and to the extent instructed unless the ESOP Trustee determines that it is required to do otherwise by ERISA. Except to the extent required to comply with the law, the individual instructions received by the ESOP Trustee from Participants will be held by the ESOP Trustee in strict confidence and will not be divulged or released to any person, including, without limitation, officers or Employees of the Company or any Related Company, or employees of any other company; provided, however, that the ESOP Trustee will advise the Company, at any time upon request, of the total number of shares of Common Stock not subject to instructions to tender or exchange.
     (e) If Section 6.4(d) applies to shares (including fractional shares) of Common Stock allocated to the Matching Contribution Account, Optional Employer Contribution Account or the ESOP Contribution Account of a deceased Participant, such Participant’s Beneficiary will be entitled to direct the manner in which to respond to any tender or exchange offer as if such beneficiary were the Participant.
     (f) The ESOP Trustee will sell, convey or transfer any unallocated shares (including fractional shares) of Common Stock held in the ESOP Trust in response to a tender or exchange offer. The ESOP Trustee will tender or exchange shares (including fractional shares) of Common Stock only as and to the extent instructed unless the ESOP Trustee determines that it is required to do otherwise by ERISA. In exercising any discretion or power, the ESOP Trustee may consider all legally permissible facts and circumstances.

          6.5. Voting. For purposes of Section 6.4(b), the number of shares (including fractional shares) of Common Stock that each Participant may direct the ESOP Trustee to vote will be the number of shares of Common Stock owned by the ESOP Trust (excluding encumbered shares of Common Stock held in the suspense account) multiplied by a fraction, the numerator of which is the number of Participation Units in such Participant’s ESOP Contribution Account and the denominator of which is the number of Participation Units allocated to the ESOP Contribution Accounts of all Participants. If requested by a Participant, the ESOP Trustee will advise the Participant of the number of shares allocated to such Participant, were his or her Matching Contribution Account, Optional Employer Contribution Account and ESOP Contribution Account converted to shares of Common Stock (with and without regard to the schedule of vesting of benefits at Section 8.2 below).
          6.6. Dividends. All dividends paid with respect to Common Stock owned by the ESOP Trust will, in the discretion of the Company, be (a) retained by the ESOP Trustee and added to the corpus of the ESOP Trust, (b) paid in cash directly to the Participants, (c) paid to the ESOP Trustee and distributed in cash to the Participants no later than ninety (90) days after the close of the Plan Year in which the dividend was paid, or (d) used to repay a loan described in Section 6.1. In the event of a distribution or payment of dividends to the Participants, each Participant will receive that portion of dividends paid with respect to Common Stock owned by the ESOP Trust which is equal to the total amount of the dividends multiplied by a fraction of which the numerator is the number of Participation Units in such Participant’s Matching Contribution Account, Optional Employer Contribution Account and ESOP Contribution Account and the denominator of which is the number of Participation Units allocated to the Matching Contribution Accounts, Optional Employer Contribution Accounts and the ESOP Contribution Accounts of all Participants.
          In the event that dividends are used to repay a loan described in Section 6.1, shares of Common Stock released from the suspense account (due to repayment of the loan with dividends paid with respect to such shares) will be allocated to Participants Matching Contribution Accounts, Optional Employer Contribution Accounts and ESOP Contribution Accounts according to the number of shares of Common Stock held in such accounts on the dividend declaration date. The shares of Common Stock so allocated to a Participant’s Matching Contribution Account, Optional Employer Contribution Account and ESOP Contribution Account must have a fair market value of not less than the amount of such dividend which would have been allocated to such Participant’s Matching Contribution Account, Optional Employer Contribution Account and ESOP Contribution Account had the dividend not been used to repay a loan described in Section 6.1.
          6.7. Restrictions on Certain Transactions Involving Common Stock. Notwithstanding any other provision of the Plan to the contrary, the Plan Administration

Committee may, from time to time, implement restrictions with respect to certain transactions for specified periods of time involving Common Stock under the Plan, including, without limitation, restrictions on (a) enrollment in the Plan, (b) change in the rate of contributions to the Plan, (c) interfund transfers under the Plan, (d) changes in investment elections under the Plan, and (e) in-service withdrawals, loans and distributions under the Plan. The Plan Administration Committee will determine the duration and nature of such restrictions in their sole discretion and will communicate such restrictions to the Participants and other interested parties within a reasonable period of time in advance of the implementation of such restrictions.
ARTICLE VII
ACCOUNTS AND INVESTMENTS
          7.1. Establishment of 401(k) Savings Accounts.
               (a) The 401(k) Savings Trustee will maintain or cause to be maintained separate accounts for each Participant as follows:
          (i) a Salary Reduction Contribution Account, in which will be recorded any Salary Reduction Contributions (except Roth 401(k) Contributions), Qualified Non-Elective Contributions, Qualified Matching Contributions, and Adjustments due to any earnings on and changes in value of such Account or due to payments and withdrawals from this Account on the Participant’s behalf;
          (ii) a Roth 401(k) Contribution Sub-Account, in which will be recorded any Roth 401(k) Contributions and Adjustments due to any earnings on and changes in value of such Sub-Account or due to payments and withdrawals from this Sub-Account on the Participant’s behalf;
          (iii) a Catch-Up Contribution Sub-Account, in which will be recorded any Catch-Up Contributions (except Roth 401(k) Catch-Up Contributions) and Adjustments due to any earnings on and changes in value of such Sub-Account or due to payments and withdrawals from this Sub-Account on the Participant’s behalf;
          (iv) a Roth 401(k) Catch-Up Contribution Sub-Account, in which will be recorded any Roth 401(k) Catch-Up Contributions and Adjustments due to any earnings on and changes in value of such Sub-Account or due to payments and withdrawals from this Sub-Account on the Participant’s behalf;

          (v) an After-Tax Contribution Account, in which will be recorded any After-Tax Contributions and Adjustments due to any earnings on and changes in value of such Account or due to payments and withdrawals from this Account on the Participant’s behalf;
          (vi) a Matching Contribution Account, in which will be recorded the Participant’s share of any Matching Contributions and Discretionary Profit-Sharing Contributions made in cash and Adjustments due to any earnings on and changes in value of such Account or due to payments and withdrawals from this Account on the Participant’s behalf;
          (vii) an Optional Employer Contribution Account, in which will be recorded the Participant’s share of any Optional Employer Contributions made in cash and Adjustments due to any earnings on and changes in value of such Account or due to payment and withdrawals from this Account on the Participant’s behalf;
          (viii) an ESOP Diversification Account, in which will be recorded any ESOP Contributions diversified pursuant to Sections 7.5 and 9.4 and Adjustments due to any earnings on and changes in value of such Account or due to payments and withdrawals from this Account on the Participant’s behalf;
          (ix) a Rollover Contribution Account, in which will be recorded any Rollover Contributions (except Rollover Contributions that are required to be maintained in a separate designated Roth account pursuant to Treasury regulations issued under 401(k) of the Code) and Adjustments due to any earnings on and changes in value of such Account or due to payments and withdrawals from this Account on the Participant’s behalf; and
          (x) a Roth 401(k) Rollover Contribution Sub-Account, in which will be recorded any Rollover Contributions that are required to be maintained in a separate designated Roth account pursuant to Treasury regulations issued under Section 401(k) of the Code and Adjustments due to any earnings on and changes in value of such Sub-Account or due to payments and withdrawals from this Sub-Account on the Participant’s behalf.
               (b) The ESOP Trustee will maintain or cause to be maintained, the accounts and sub-accounts for each Participant, as follows:
          (i) an ESOP Contribution Account in which will be recorded any ESOP Contributions and Adjustments to any earnings on and change in value of such Account or due to payments from this Account on the Participant’s behalf;

          (ii) a Matching Contribution Stock Sub-Account under each Matching Contribution Account in which will be recorded any Matching Contributions and Discretionary Profit-Sharing Contributions made in Participation Units in accordance with Section 4.3(b) and Adjustments to any earnings on and change in value of such Sub-Account or due to payments from this Account on the Participant’s behalf; and
          (iii) an Optional Employer Contribution Stock Sub-Account under each Optional Employer Contribution Account in which will be recorded any Optional Employer Contributions made in Participation Units in accordance with Section 4.4(b) and Adjustments to any earnings on and change in value of such Sub-Account or due to payments from this Account on the Participant’s behalf.
               (c) In accordance with Section 22.13, The Lincoln National Life Insurance Company will continue to maintain separate accounts for those Participants whose assets are invested pursuant to the QPC GAC. Separate accounts will be maintained for elective deferrals that were made by the Participants, rollover contributions that were made by the Participants, and discretionary contributions that were made by the Quality Planning Corporation, in each case made under the Quality Planning Corporation 401-K Profit Sharing Plan for the period before January 1, 2006.
          7.2. Investment Funds. Each contribution credited to a Participant’s Salary Reduction Contribution Account, Roth 401(k) Contribution Account, After-Tax Contribution Account, Matching Contribution Account (made in cash), Optional Employer Contribution Account (made in cash), Rollover Contribution Account, and amounts transferred into the ESOP Diversification Account will be transmitted to and maintained in any Investment Fund that the Trusts Investment Committee may authorize from time to time, in such multiples of one percent (1%) as the Participant will direct. The same investment direction will apply to all contributions described in the immediately preceding sentence. A Participant may elect a new Investment Fund for future contributions or for his or her existing accounts in accordance with procedures as will be adopted by the Plan Administration Committee, which procedures will accommodate a telephone response system for making investment elections and changes on a daily basis. If a Participant has not made an investment election, the above accounts will be invested in the Investment Fund selected by the Trusts Investment Committee to be the default Investment Fund, until such time as the Participant makes an affirmative election designating the specific Investment Fund or Funds in which his or her contributions are to be invested. Notwithstanding the foregoing, assets held under the QPC GAC will continue to be invested in the investment options available under such group annuity contract, as the Participant directs from time to time.
          7.3. [RESERVED].

          7.4. Matching Contributions and Optional Employer Contributions Made in Participation Units.
               (a) Matching Contributions made in accordance with Section 4.3(b) will be invested initially in Participation Units. A Participant may, on a daily basis, direct the transfer and conversion of all or any part of the value of his or her Matching Contribution Stock Sub-Account, in multiples of one percent (1%), into the Matching Contribution Cash Sub-Account for investment in Investment Funds under the 401(k) Savings Trust; provided, however, that a Participant shall not be permitted to reinvest any portion of his or her Matching Contribution Cash Stock Sub-Account in Participation Units.
               (b) Optional Employer Contributions made in accordance with Section 4.4(b) will be invested initially in Participation Units. A Participant may, on a daily basis, direct the transfer and conversion of all or any part of the value of his or her Optional Employer Contribution Stock Sub-Account, in multiples of one percent (1%), into the Optional Employer Contribution Cash Sub-Account for investment in Investment Funds under the 401(k) Savings Trust; provided, however, that a Participant shall not be permitted to reinvest any portion of his or her Optional Employer Contribution Cash Sub- Account in Participation Units.
          7.5. ESOP Contributions. Except as provided in this Section 7.5 and in Section 9.4, ESOP Contributions allocated to a Participant’s ESOP Contribution Account will remain in such Account in accordance with the terms of Section 5.4 of this Plan. Notwithstanding the foregoing, effective as of January 1, 2005, a Participant may, on a daily basis, direct the transfer and conversion of multiples of one percent (1%) which will not exceed thirty-five percent (35%) of the total cumulative number of Participation Units allocated to his or her ESOP Contribution Account into the ESOP Diversification Account for investment in the Investment Funds offered in the 401(k) Savings Trust; provided, however, that a Participant shall not be permitted to reinvest any portion of his ESOP Contribution Account in Participation Units.
          7.6. Transfers and Conversions. A Participant may, on a daily basis, direct the transfer and conversion of part or all of the value in his or her Accounts in multiples of one percent (1%) (subject to the limitations set forth in Sections 7.4 and 7.5) which are maintained in one Investment Fund to another Investment Fund.
          7.7. Participant Investment Instructions. All changes in investment directions under Section 7.2 and requests for transfer or conversion of funds under Section 7.6 received by the 401(k) Savings Trustee or the ESOP Trustee, as the case may be, in a manner prescribed by the Plan Administration Committee will be made, and the amount to be transferred or converted will be determined, on the basis of the value of the

Participant’s Account or Accounts on that day. Notwithstanding the foregoing, changes in investment directions and requests for transfer or conversion of funds with respect to assets held under the QPC GAC will be administered in accordance with the procedures established by The Lincoln National Life Insurance Company from time to time.
          Under the Plan, which is intended to constitute a plan described in Section 404(c) of ERISA, each Participant will be solely responsible for his or her investment instructions (except as where specified otherwise) and no fiduciary of the Plan will subject Participants to improper influence with respect to the making of such investment instructions.
          Except as specified herein, in no event will the Participant with respect to such Accounts purchase stock or securities of any Participating Employer (including Qualifying Employer Securities as defined in Section 407(d)(5) of ERISA), purchase, sell, invest or acquire an interest in options, limited or general partnerships, commodities, precious metals or stocks, bonds, or other investment assets whose ownership interests are not traded on a recognized United States securities market, or maintain a margin account. All brokerage fees and other expenses associated with activity in the Accounts will be charged to such Account or Accounts. There will also be charged to each Account, as the case may be, 401(k) Savings Trustee or ESOP Trustee fees and record keeping fees associated with the Account as determined from time to time by the Plan Administration Committee.
          7.8. Valuation. Except as otherwise provided below, or as directed by the Trusts Investment Committee subject to approval by the 401(k) Savings Trustee or ESOP Trustee, as the case may be, the assets of the 401(k) Savings Trust Fund or the ESOP Trust, and the assets held under the QPC GAC, as the case may be, will be valued at their current fair market value as of each Valuation Date, and the earnings and losses of the 401(k) Savings Trust Fund or ESOP Trust, and under the QPC GAC, as the case may be, since the immediately preceding Valuation Date will be allocated to the separate Accounts of all Participants and former Participants under the Plan in the ratio that the fair market value of each such Account as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date, bears to the total fair market value of all separate Accounts as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date; provided, however, that if Participant directed investments the earnings and losses of each separate Account will be allocated solely to such Account.
          The dividends, capital gain distributions, and other gains or losses received on any share or unit of a regulated investment company or collective investment fund, or on any other investment that is specifically credited to a Participant’s separate Accounts under the Plan and/or held under a custodial agreement will be allocated to such separate Account and, in the absence of investment directions to the contrary, immediately reinvested, to the extent practicable, in additional shares or units of such regulated investment company or collective investment fund, or in such other investments.
          The value of the ESOP Contribution Account and the portion of the Matching Contribution Account and Optional Employer Contribution Account, if any, which are invested in Participation Units will be valued in accordance with Section 6.2 of the Plan.
          7.9. Fund Reports. Each of the 401(k) Savings Trustee, the ESOP Trustee, and The Lincoln National Life Insurance Company will keep or cause to be kept appropriate books of accounts in regard to the assets of the Plan. The 401(k) Savings Trustee and the ESOP Trustee will, within a reasonable time after the end of each calendar quarter (or, with respect to The Lincoln National Life Insurance Company, at such time periods as it determines from time to time), submit or cause to be submitted a report on each Investment Fund or other investment option to each Participant, which will include a list of investments comprising such Investment Fund at the end of the period covered by the report, showing the valuation placed on each item on such list at the end of the period covered by the report and the total of such valuation, and will include a statement of income and disbursements since the last report. Copies of such reports will be available for inspection by a Participant at the principal office of any Participating Employer and at such other place as the Plan Administration Committee will specify.
          The ESOP Trustee will also provide the Participant’s with a valuation of the Common Stock in accordance with the provisions of Section 5.5 of the Plan.
ARTICLE VIII
VESTING
          8.1. Vesting in the 401(k) Savings Account.
               (a) Vesting in Salary Reduction, Roth 401(k), After-Tax, and Rollover Contribution Accounts. A Participant will at all times be 100% vested and have a non-forfeitable interest in his or her Salary Reduction Contribution, Roth 401(k) Contribution Account, After-Tax Contribution Account, and Rollover Contribution Account.
               (b) Vesting in Matching Contribution Account. Each Employee who was a Participant in the Plan on December 31, 2001 and who remains an Employee on January 1, 2002 will become 100% vested and have a nonforfeitable interest in his or her Matching Contribution Account in accordance with the following schedule:

401(k) Years of	Percent Vested in
Vesting Service	Matching Contribution Account
After 2 Year	20%
After 3 Years	40%
After 4 Years	60%
After 5 Years	100%
provided, however, that a Participant will be fully 100% vested in his or her Matching Contribution Account when he or she has attained Normal Retirement Age, or in the event of death or Disability. Notwithstanding any other provision of the Plan to the contrary, each Employee of Applied Insurance Research, Inc. who (i) was a participant in the AIR 401(k) Plan as of December 31, 2001, (ii) remained an Employee of Applied Insurance Research, Inc. on January 1, 2002, and (iii) was an Employee of Applied Research Inc. on May 14, 2002 will become 100% vested and have a nonforfeitable interest in his or her Matching Contribution Account in accordance with the schedule set forth in this Section 8.1(b).
               (c) Vesting in Matching Contribution Account. Each Employee who first becomes a Participant in the Plan on or after January 1, 2002 will become 100% vested and have a nonforfeitable interest in his or her Matching Contribution Account in accordance with the following schedule:

401(k) Years of	Percent Vested in
Vesting Service	Matching Contribution Account
After 2 Years	20%
After 3 Years	40%
After 4 Years	60%
After 5 Years	80%
After 6 Years	100%
provided, however, that a Participant will be fully 100% vested in his or her Matching Contribution Account when he or she has attained Normal Retirement Age, or in the event of his or her death or Disability. Notwithstanding any other provision of the Plan to the contrary, each Employee of Applied Insurance Research, Inc. who was not a

participant in the AIR 401(k) Plan as of December 31, 2001, will become 100% vested and have a nonforfeitable interest in his or her Matching Contribution Account in accordance with the schedule set forth in this Section 8.1(c).
               (d) Matching Contribution Account Restoration of Service. In addition to any other provisions set forth in the Plan and the Prior 401(k) Plan, the following rules will apply to account balances accrued on and after January 1, 2004:
     (i) If a Participant was vested in any portion of his or her Matching Contribution Account (whether or not distribution of any benefits has been made) prior to the time he or she incurred a period of one or more One-Year Break(s) in Service, any 401(k) Years of Vesting Service earned prior to such break in service will be restored as of the date his or her participation in the Plan recommences. In the case of a Participant who was not vested in any portion of his or her Matching Contribution Account prior to the time of a One-Year Break in Service, his or her 401(k) Years of Vesting Service earned prior to such break in service will be restored only if the number of such Participant’s consecutive One-Year Breaks in Service is less than the greater of: (a) his or her 401(k) Years of Vesting Service earned before such break in service (excluding any 401(k) Years of Vesting Service not required to be taken into account by reason of the Plan’s break-in service rules) or (b) five (5).
     (ii) If a Participant has incurred five (5) or more consecutive One-Year Breaks in Service, all 401(k) Years of Vesting Service after such One-Year Breaks in Service will be disregarded for the purpose of vesting the Participant in his or her Matching Contribution Account that accrued before such One-Year Breaks in Service. However, subject to Section 8.1(d)(i) above, both pre-break and post-break service will count for the purposes of vesting the Participant in amounts that his or her Matching Contribution Account accrues after such breaks.
     (iii) Subject to Section 8.1(d)(i) above, in the case of a Participant who does not have five (5) consecutive One-Year Breaks In Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break Matching Contribution Account.

               (e) Vesting in Optional Employer Contribution Account. A Participant will become 100% vested and have a nonforfeitable interest in his or her Optional Employer Contribution Account upon accruing five (5) 401(k) Years of Vesting Service; provided, however, that a Participant will be fully 100% vested in his or her Optional Employer Contribution Account when he or she has attained Normal Retirement Age, or in the event of death or Disability.
               (f) Optional Employer Contribution Account Restoration of Service: In addition to any other provisions set forth in the Plan, the following rules will apply to Optional Employer Contribution Account balances:
     (i) If a Participant was vested in any portion of his or her Optional Employer Contribution Account (whether or not distribution of any benefits has been made) prior to the time he or she incurred a period of one or more One-Year Break(s) in Service, any 401(k) Years of Vesting Service earned prior to such break in service will be restored as of the date his or her participation in the Plan recommences. In the case of a Participant who was not vested in any portion of his or her Optional Employer Contribution Account prior to the time of a One-Year Break in Service, his or her 401(k) Years of Vesting Service earned prior to such break in service will be restored only if the number of such Participant’s consecutive One-Year Breaks in Service is less than the greater of: (a) his or her 401(k) Years of Vesting Service earned before such break in service (excluding any 401(k) Years of Vesting Service not required to be taken into account by reason of the Plan’s break-in service rules); and (b) five (5).
     (ii) If a Participant has incurred five (5) or more consecutive One-Year Breaks in Service, all 401(k) Years of Vesting Service after such One-Year Breaks in Service will be disregarded for the purpose of vesting the Participant in his or her Optional Employer Contribution Account that accrued before such One-Year Breaks in Service. However, subject to Section 8.1 (f)(i) above, both pre-break and post-break service will count for the purposes of vesting the Participant in amounts that his or her Optional Employer Contribution Account accrues after such breaks.
     (iii) Subject to Section 8.1 (f)(i) above, in the case of a Participant who does not have five (5) consecutive One-Year Breaks In Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break Optional Employer Contribution Account.
               (g) Forfeitures Reduce Contributions. The amount of any Participant’s Matching Contribution Account or Optional Employer Contribution Account that is forfeited hereunder because a Participant has not fully vested in his or her Matching Contribution Account or Optional Employer Contribution Account, as the case may be, will be applied as a credit toward (i) the Matching Contributions of the 401(k) Participating Employer or (ii) the Optional Employer Contributions of the Optional Employer Contribution Participating Employer which made the contributions, as applicable, in the succeeding month or months or year (in the case of Optional Employer Contributions). Any cash forfeitures of Participants’ Matching Contribution Accounts or Optional Employer Contribution Accounts for a Plan Year will be held in a suspense account by the ESOP Trustee for the Plan Year and then converted to Participation Units at such Participation Units’ value as of the last Appraisal Date for such Plan Year. The Participation Units will then be applied as a credit towards (i) the Matching Contributions of the 401(k) Participating Employer or (ii) the Optional Employer Contributions of the Optional Employer Contribution Participating Employer which made the contributions, as applicable, in the succeeding month or months.
               (h) Vesting in Employer Contributions by QPC Participants. Notwithstanding anything in this Article VIII to the contrary, each Employee of Quality Planning Corporation will become 100% vested and have a nonforfeitable interest in any part of his or her account balance that is attributable to employer contributions that were held under the Quality Planning Corporation 401-K Profit Sharing Plan as of the close of business on December 31, 2005 (and any earnings thereon) in accordance with the following schedule:

401(k) Years of	Percent Vested in
Vesting Service	Matching Contribution Account
After 1 Year	20%
After 2 Years	40%
After 3 Years	60%
After 4 Years	80%
After 5 Years	100%

          8.2. Vesting in the ESOP Contribution Account and ESOP Diversification Account.
               (a) Vesting. If a Participant reaches Normal Retirement Age, if a Participant is terminated due to a Disability Retirement, if a Participant dies while in the employ of an ESOP Participating Employer or if a Participant resigns or is dismissed from the employ of an ESOP Participating Employer after completing five (5) ESOP Years of Vesting Service, the entire balances of the Participant’s ESOP Contribution Account and ESOP Diversification Account as of the Appraisal Date or Reappraisal Date coincident with or next preceding the Termination Date (after all Adjustments then required under the Plan have been made) will become nonforfeitable, and will be distributed to or for his or her benefit or, in the event of his or her death, to or for the benefit of his or her Beneficiary in accordance with the applicable provisions of Article XII.
               (b) ESOP Account Restoration of Service. In addition to any other provisions set forth in the Plan or in the ISO ESOP, effective for account balances accrued on and after January 1, 2004, a Participant’s ESOP Years of Vesting Service earned before such Participant incurs a One-Year Break in Service will be restored only if his or her number of consecutive One-Year Breaks in Service is less than the greater of: (i) his or her pre-break ESOP Years of Vesting Service (excluding any ESOP Years of Vesting Service not required to be taken into account by reason of the Plan’s break-in service rules) or (ii) five (5).
               (c) Treatment of Forfeitures. If a Participant resigns or is dismissed from the employ of the Company or a Related Company before completing five (5) ESOP Years of Vesting Service, the Participant’s ESOP Contribution Account and ESOP Diversification Account will constitute a forfeiture and will be deemed distributed to him or her in an amount equal to zero dollars ($0). Any such forfeiture of Participant Units or cash will be reallocated to the ESOP Contribution Accounts of those persons who, on the Anniversary Date ending the Plan Year during which the forfeiture occurred, are eligible to participate in Company contributions, and will be allocated in the same manner as Participant Units are allocated pursuant to Section 5.4 hereinabove (any cash forfeitures for a Plan Year will be: (1) held in a suspense account by the ESOP Trustee; (2) converted to Participation Units at such Participation Units’ value as of the first Appraisal Date immediately following such cash forfeiture; and (3) reallocated to the Participants in accordance with this Section 8.2(c) immediately following such Plan Year). If a Participant who has received a deemed distribution in accordance with Section 8.2(c) resumes employment with the Company or a Related Company before incurring five (5) consecutive One-Year Breaks in Service, he or she will be deemed to have repaid such deemed distribution upon his or her reemployment and his or her unvested Participation Units will be recredited to his or her ESOP Contribution Account.

ARTICLE IX
IN-SERVICE WITHDRAWALS
          9.1. Withdrawals from After-Tax and Rollover Contribution Accounts and Roth 401(k) Rollover Contribution Sub-Account. A Participant will have the right to withdraw the dollar amount that he or she selects from his or her After-Tax Contribution Account, Rollover Contribution Account, and Roth 401(k) Rollover Contribution Sub- Account as of the Valuation Date occurring after receipt of a request for such withdrawal. A Participant may make such a withdrawal only once during a twelve (12) month period from each of his or her (a) After-Tax Contribution Account and (b) Rollover Contribution Account or Roth 401(k) Rollover Contribution Sub-Account. If the value of his or her After-Tax Contribution Account, or Rollover Contribution Account plus Roth 401(k) Rollover Contribution Sub-Account, is less than $1,000, any withdrawal pursuant to this Section 9.1 must be of one hundred percent (100%) of such value.
          9.2. Withdrawals from Salary Reduction Contribution Account and Roth 401(k) Contribution and Roth 401(k) Catch-Up Contribution Sub-Accounts. After a Participant attains age 59 1/2, he or she may withdraw, upon request no more than once during a twelve-month period, the dollar amount that he or she selects from his or her Salary Reduction Contribution Account, Roth 401(k) Contribution Sub-Account, and Roth 401(k) Catch-Up Contribution Sub-Account. At the same time, he or she may also withdraw all of the earnings attributable thereto if he or she has fully withdrawn all of his or her Salary Reduction Contributions and Catch-Up Contributions. If the value of his or her Salary Reduction Contribution Account, or Roth 401(k) Contribution Sub-Account plus Roth 401(k) Catch-Up Contribution Sub-Account, is less than $1,000, any withdrawal pursuant to this Section 9.2 must be of one hundred percent (100%) of such value.
          9.3. No Withdrawals from Matching Contribution Account or Optional Employer Contribution Account. No withdrawals from a Participant’s Matching Contribution Account or Optional Employer Contribution Account will be permitted and no amounts will be distributed therefrom prior to termination of employment, except as otherwise provided in Article 9 hereof.
          9.4. Withdrawals from and Diversification of ESOP Contribution Account. No withdrawals are permitted from a Participant’s ESOP Contribution Account. Subject to Section 7.5 of the Plan, Participants are entitled to diversify a portion of their ESOP Contribution Account into their ESOP Diversification Account for investment in the Investment Funds available in the 401(k) Savings Trust. If a Participant attains age fifty- five (55) and has ten (10) years of participation in the Plan (so that he or she is a “Qualified Participant”), the Participant will be entitled, during the first five (5) years of the Qualified Election Period (as defined below), to a distribution of the value (determined as of the last preceding Appraisal) of up to thirty-five percent (35%) of the Participation Units credited to his or her ESOP Contribution Account, and, in the last year of the Qualified Election Period, sixty percent (60%) of the Participation Units credited to his or her ESOP Contribution Account. The “Qualified Election Period” means the six (6) Plan Years beginning with the Plan Year during which a Participant becomes a Qualified Participant.
          A Qualified Participant may make an election to diversify pursuant to this Section 9.4 on a daily basis during the Qualified Election Period. The number of Participation Units that may be diversified is determined by multiplying the number of Participation Units credited to the Participant’s ESOP Contribution Account (including Participation Units which has previously been diversified pursuant to this Section or Section 7.5 of the Plan) by thirty-five percent (35%), or sixty percent (60%) if the Participant has attained age sixty (60) and has ten (10) years of participation in the Plan. The Participant may elect to diversify all or any portion of this eligible amount.
          9.5. Time of Payment of Withdrawals. Withdrawals under Sections 9.1, 9.2 and 9.3 will be paid to the Participant as soon as practicable following the application and approval of such withdrawal.
          9.6. Hardship Withdrawals.
               (a) A Participant may apply for a hardship distribution once during a twelve (12) month period. The amount of the hardship distribution may not exceed the sum of (i) the Participant’s vested ESOP Diversification Account, (ii) the Participant’s Salary Reduction Contributions and Catch-Up Contributions, plus (iii) income allocated to the Participant’s Salary Reduction Contribution Account as of December 31, 1988. Any application for a hardship withdrawal will be made on a written form prescribed by the Plan Administration Committee, will designate to what extent the withdrawal is to be made from any Roth 401(k) Contributions and Roth 401(k) Catch-Up Contributions, and will be approved by the Plan Administration Committee if the Participant demonstrates that such withdrawal is for an immediate and heavy financial need of the Participant that cannot be satisfied by other reasonably available resources. The following are the only financial needs that will be deemed immediate and heavy:
          (1) payment of medical expenses (described in Section 213(d) of the Code) incurred by the Participant, the Participant’s spouse or dependents (as defined in Section 152 of the Code);

          (2) purchase, excluding mortgage payments, of a principal residence for the Participant;
          (3) payment of tuition for the next semester or quarter of post-secondary education, or tuition due before the beginning of an academic year in excess of a semester’s tuition, for the Participant, the Participant’s spouse, children or dependents;
          (4) payment to prevent the eviction of the Participant from his or her principal residence or the foreclosure of the mortgage on the Participant’s principal residence; or
          (5) funeral expenses upon the death of a family member including spouse, parents, child or other dependents (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code).
The Participant will provide a written statement, on a form prescribed by the Plan Administration Committee, indicating the type of immediate and heavy financial need and the amount of such need, and attach supporting documentation.
               (b) A requested hardship withdrawal will be considered necessary to satisfy such need upon receipt of a written representation from the Participant that, in the Participant’s opinion, such need cannot be relieved through:
          (1) reimbursement or compensation by insurance;
          (2) reasonable liquidation of the Participant’s assets to the extent that such liquidation is feasible and does not itself cause an immediate and heavy financial need;
          (3) cessation of the Participant’s Salary Reduction Contributions under the Plan;
          (4) other distributions or nontaxable loans from plans maintained by any 401(k) Participating Employer; or
          (5) borrowing from commercial sources on reasonable terms.
          9.7. Plan Loans.

               (a) Loans will be made available to all Participants who are actively employed by a 401(k) Participating Employer and, unless otherwise prohibited under the Code, all current and former Employees who are parties in interest as defined in ERISA, on a nondiscriminatory and reasonably equivalent basis. The Plan Administration Committee will establish procedures to permit Participant loans under the Plan including loans by a telephone response system pursuant to procedures to insure compliance with the Code and ERISA requirements applicable to loans.
               (b) To receive a loan from the Plan, a Participant must complete the process established by the Plan Administration Committee and authorize payroll deductions for payment of interest and principal in accordance with procedures adopted by the Plan Administration Committee. To secure repayment of the loan, the Participant will (within the 90 day period that ends on the date on which the loan is to be so secured), consent to any future distribution which may result from a setoff of the loan against the Participant’s Accounts (other than an ESOP Contribution Account).
               (c) The amount of the loan will not be less than $1,000 nor more than 50 percent of the first $ 100,000 of the vested balance in the Participant’s Accounts. The 50 percent limitation will be reduced by the highest outstanding balance of loans to the Participant from the Plan during the one-year period ending on the day before the date on which the loan is made. At the time of the loan, the Participant must designate to what extent the loan is to be made from the Participant’s Roth 401(k) Contribution Account or from the Participant’s other Accounts.
               (d) The loan amounts will be amortized on a level basis over a repayment period from one (1) to five (5) years as elected by the Participant, and payments will be required not less frequently than quarterly. Any outstanding loan will become due and payable as of the end of the second month following the month of the Participant’s termination of employment.
               (e) The Plan Administration Committee will establish the rate of interest for a Participant loan but may, if in the Plan Administrator’s judgment it is determined reasonable, use an interest rate equal to one percentage point above the prime rate, as shown in the Money Rates published in The Wall Street Journal on the first business day of the month in which the loan is taken; provided, however, that such interest rate will be reduced, if necessary, so as not to violate any applicable criminal usury law then in effect. The interest rate so determined will be fixed for the term of the loan.
               (f) Loan repayments will be suspended under the Plan as permitted by Section 414(u) of the Code.

               (g) The Plan Administration Committee may adopt and announce additional loan rules not inconsistent with the provisions of this Section.
               (h) The foregoing provisions of this section notwithstanding, the 401(k) Savings Trustee reserves the right to stop granting loans to Participants at any time.
               (i) Notwithstanding any other provision, no loans will be permitted from the balances in the Participants’ Accounts held in the ESOP Trust.
          9.8. Certain Withdrawals by AppIntelligence Employees. Notwithstanding anything in this Article IX to the contrary, any Employee of AppIntelligence, Inc. (now known as Interthinx, Inc.) whose account balances were transferred from the AppIntelligence, Inc. 401(k) Plan to this Plan may, upon or after attaining age 59 1/2, withdraw, as of the Valuation Date occurring after receipt of a request for such withdrawal, all or any part of his or her account balances that were transferred from the AppIntelligence, Inc. 401(k) Plan to this Plan and which account balances are non-forfeitable. In addition, any Employee of AppIntelligence, Inc. (now known as Interthinx, Inc.) whose account balances were transferred from the AppIntelligence, Inc. 401(k) Plan to this Plan may, regardless of age, withdraw, as of the Valuation Date occurring after receipt of a request for such withdrawal, all or any part or his or her rollover contributions that were transferred from the AppIntelligence, Inc. 401(k) Plan to this Plan. There is no maximum number of withdrawals that may be made under this Section 9.8.
          9.9. Certain Withdrawals by QPC Employees.
               (a) Elective Contributions. Notwithstanding anything in this Article IX to the contrary, any Employee of Quality Planning Corporation may, upon or after attaining age 59 1/2, withdraw, as of the Valuation Date occurring after receipt of a request for such withdrawal, all or any part of his or her elective contributions, if any, that were held under the Quality Planning Corporation 401-K Profit Sharing Plan as of the close of business on December 31, 2005 (and any earnings thereon). If the Employee has been a participant in the Quality Planning Corporation 401-K Profit Sharing Plan and/or this Plan for less than five years, then that Employee may only withdraw that portion of those elective contributions, if any, that have been allocated to the Employee for two or more years.
               (b) Rollover and Employer Contributions. Notwithstanding anything in this Article IX to the contrary, any Employee of Quality Planning Corporation may, regardless of age, withdraw, as of the Valuation Date occurring after receipt of a request for such withdrawal, all or any part of his or her rollover contributions and employer contributions, if any, that were held under the Quality Planning Corporation 401-K Profit Sharing Plan as of the close of business on December 31, 2005 (and any earnings thereon), and which employer contributions are non-forfeitable. If the Employee has been a participant in the Quality Planning Corporation 401-K Profit Sharing Plan and/or this Plan for less than five years, then that Employee may only withdraw that portion of those rollover contributions and employer contributions that have been allocated to the Employee for two or more years.
               (c) Unlimited Withdrawals. There is no maximum number of withdrawals that may be made under this Section 9.9.
          9.10. Certain Withdrawals by DxCG Employees. Notwithstanding anything in this Article IX to the contrary, any Employee of DxCG, Inc. (now known as Urix, Inc.) whose account balances were transferred from the DxCG, Inc. 401(k) Plan to this Plan may, upon or after attaining age 59 1/2, withdraw, as of the Valuation Date occurring after receipt of a request for such withdrawal, all or any part of his or her account balances that were transferred from the DxCG, Inc. 401(k) Plan to this Plan (and any earnings thereon) and which account balances are non-forfeitable. In addition, any Employee of DxCG, Inc. (now known as Urix, Inc.) whose account balances were transferred from the DxCG, Inc. 401(k) Plan to this Plan may, regardless of age, withdraw, as of the Valuation Date occurring after receipt of a request for such withdrawal, all or any part of his or her rollover contributions that were transferred from the DxCG, Inc. 401(k) Plan to this Plan (and any earnings thereon). There is no maximum number of withdrawals that may be made under this Section 9.10.
          9.11. Certain Withdrawals by ISO Strategic Solutions and Intellicorp Records Employees. Notwithstanding anything in this Article IX to the contrary, any Employee of ISO Strategic Solutions, Inc. or Intellicorp Records, Inc. whose account balances were transferred from the ISO Strategic Solutions, Inc. 401K Plan (previously known as the Ascendant One, Inc. 401K Plan) to this Plan may, upon or after attaining age 59 1/2, withdraw, as of the Valuation Date occurring after receipt of a request for such withdrawal, all or any part of his or her account balances that were transferred from the ISO Strategic Solutions, Inc. 401K Plan (previously known as the Ascendant One, Inc. 401K Plan) to this Plan (and any earnings thereon). In addition, any Employee of ISO Strategic Solutions, Inc. or Intellicorp Records, Inc. whose account balances were transferred from the ISO Strategic Solutions, Inc. 401K Plan (previously known as the Ascendant One, Inc. 401K Plan) to this Plan may, regardless of age, withdraw, as of the Valuation Date occurring after receipt of a request for such withdrawal, all or any part of his or her rollover contributions that were transferred from the ISO Strategic Solutions, Inc. 401K Plan (previously known as the Ascendant One, Inc. 401K Plan) to this Plan (and any earnings thereon). There is no maximum number of withdrawals that may be made under this Section 9.11.

ARTICLE X
TERMINATION OF EMPLOYMENT
          10.1. Termination Date. A Participant’s “Termination Date” will be the date on which his or her employment with the Company or a Related Company is terminated because of the first to occur of the following events:
               (a) Normal or Late Retirement. The Participant retires or is retired, as permitted by applicable law, from the employ of the Company or a Related Company on or after the later of the date on which he or she attains Normal Retirement Age.
               (b) Death or Disability. The Participant’s death or Disability.
               (c) Resignation or Dismissal. The Participant resigns or is dismissed from the employ of the Company or a Related Company before retirement.
ARTICLE XI
PAYMENT OF 401(k) SAVINGS PLAN BENEFITS
          11.1. Amount Payable on Termination of Employment. Unless otherwise provided by the Plan Administration Committee, if a Participant’s employment is terminated at any time, 100% of the value of the balance in his or her Salary Reduction Contribution Account, After-Tax Contribution Account, Roth 401(k) Contribution Account, and Rollover Contribution Account, and the value of the vested balance in his or her Matching Contribution Account and Optional Employer Contribution Account, will become payable as specified in this Article, and 100% of the vested balance in his or her ESOP Diversification Account and ESOP Contribution Account will become payable as specified in Sections 11.5, 11.6, and 11.9, and Article XII.
          11.2. Form of Payment of Benefits Upon Termination of Employment Under Certain Circumstances.
               (a) Upon termination of employment of a Participant with a Participating Employer other than by death, the 401(k) Savings Trustee and/or The Lincoln National Life Insurance Company, as the case may be, will pay or cause to be paid the vested portion of his or her 401(k) Savings Accounts in the form specified below.
               (b) Prior to the time when any payment from his or her 401(k) Savings Accounts are due to be distributed, the Participant may at his or her written election on a form prescribed by the Plan Administration Committee elect to receive payment of his or her entire interest in all such Accounts under the Plan in one of the following forms:
          (1) A single lump-sum payment;
          (2) Periodic payments of substantially equal amounts for a specified number of years not in excess of the lesser of fifteen (15) years or the Participant’s life expectancy or the Participant and Spouse’s joint life expectancies, in which event the unpaid balance at the end of each Valuation Date will be adjusted in accordance with the provisions of Section 7.7. Such periodic payments will be made not less frequently than annually nor more frequently than quarterly and life expectancy or joint life expectancies will be computed by use of the expected return multiples in Table V and VI of Treasury Regulation § 1.72-9 and without regard to recalculation under Code Section 401(a)(9)(D); or
          (3) For distributions beginning before July 1, 2002, a nontransferable annuity from a life insurance company providing for periodic annuity payments to the Participant for his or her lifetime only or for a 50% qualified joint and survivor annuity which is equivalent to the single lump-sum payment. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse will comply with the requirements of the Plan.
          (4) If the Participant who elects a life annuity contract is married at the time of such election, such Participant must be provided with a qualified joint and survivor annuity contract for the life of the Participant with a survivor annuity for the life of the spouse equal to 50% of the amount payable during the life of the Participant, unless such Participant, with the consent of the Participant’s spouse, waives the right to such joint and survivor annuity contract in a qualified election. For purposes of this subparagraph, a “qualified election” is one that occurs within the 90-day period ending on the annuity starting date (“election period”) and acknowledges the effect of the election, names a specific beneficiary or provides a general consent for the Participant to name or change the beneficiary, and is witnessed by a Plan representative or notary public. No less than 30 days and no more than 90 days before the first day of the first period for which annuity payments under the contract are to begin, a Participant who elects a life annuity under this subparagraph and such Participant’s spouse will receive notice explaining their rights to a joint and 50% annuity contract including the terms and conditions of the qualified joint and survivor annuity, the extent of the Participant’s right to elect such annuity, the rights of the participant’s spouse to such an annuity and the right to revoke a prior election to waive the qualified joint and survivor annuity. For purposes of this subparagraph, the election period will begin on the later of (a) or (b), where (a) is the date the Participant elects a life annuity form of benefit and the Participant’s 401(k) Savings Accounts becomes subject to such election requirements, and (b) is the first day of the Plan Year in which the Participant attains age 35, or, if he or she terminates employment prior to such date, the date he or she terminates employment with the 401(k) Participating Employer. Such election period will end on the earlier of the annuity starting date or the date of the Participant’s death. The annuity starting date for a distribution in a form other than a qualified joint and survivor annuity may be less than 30 days after receipt of the explanation described in this subparagraph if (a) the Participant has been provided with information that clearly indicates that the participant has at least 30 days to consider whether to waive the qualified joint and survivor annuity and elects (with spousal consent) to a form of distribution other than a qualified joint and survivor annuity, (b) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date, or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the Participant, and (c) the annuity starting date is a date after the date that the written explanation was provided to the Participant.
          (5) If this subparagraph (B) applies because the Participant has elected an annuity form of benefit, and the Participant dies before the annuity starting date, the Participant’s vested 401(k) Savings Account Balance will be applied toward the purchase of an annuity for the surviving spouse, unless such right is waived pursuant to an election, made within whichever of the following periods ends last (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32, and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (b) a reasonable period ending after the individual becomes a Participant; or (c) a reasonable period ending after this requirement first applies to the Participant. Such election will acknowledge the effect of the election, name a general beneficiary or provide general consent for the Participant to name or change the beneficiary if the option elected provides for such benefits, and be witnessed by a Plan representative or notary public.
               (c) Notwithstanding the foregoing, if a Participant has not elected a form of distribution by the Required Beginning Date specified in Section 11.4, the value of the Participant’s Account balance will be paid as a single lump sum payment.
          11.3. Form of Payment of Benefits Upon Termination of Employment By Death. (a) Where a Participant who is married at the date of his or her death, unless the Participant otherwise elects in the manner described herein, his or her Beneficiary for purposes of the death benefits under this Article will be his or her surviving spouse. The surviving spouse may direct the commencement of payments hereunder within a reasonable time following the Participant’s death. An election, for purposes of such death benefits, of a Beneficiary other than the Participant’s surviving spouse will not take effect unless:
          (1) the surviving spouse of the Participant consents in writing to such election and such consent is witnessed by a notary public, or
          (2) it is established to the satisfaction of the Plan Administration Committee that the consent required under clause (i) may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) under the preceding sentence will be effective only with respect to such spouse.
               (b) If a former spouse of a Participant is entitled to receive a portion of the Participant’s benefit under a Qualified Domestic Relations Order, the provisions of Section 11.2(a) will not apply unless they are consistent with the order.
               (c) In the case of a Participant who terminates employment by death and is not married at his or her date of death, his or her 401(k) Savings Accounts will be payable to his or her Beneficiary or Beneficiaries designated under Section 19.1.
               (d) The value of the Participant’s Accounts will be distributed to the Beneficiary (or Beneficiaries) under one of the forms selected by such Beneficiary (or Beneficiaries) and described in Section 11.1 (b).

          11.4. Commencement of Benefits. Any amount payable to a Participant from any Account under this Article will be determined on the basis of the value in such Account, as of the day of his or her termination of employment, after appropriate additions and subtractions for any contributions to or withdrawals from such Account which are not reflected in such value, or for other appropriate market value adjustments. Such value will be payable or begin to be payable as specified herein as soon as is practicable and appropriate to the form of payment being made. In no event, however, will payments of benefits under the Plan be made later than the 60th day after the latest of the close of the Plan Year in which occurs: (a) the date on which the Participant attains the Normal Retirement Age; (b) the 10th anniversary of the Participant’s participation in the Plan; or (c) the Participant’s termination of employment.
          11.5. Mandatory Distribution of Benefits. This Section 11.4 will be effective during the Plan Year commencing January 1, 1985 and thereafter:
               (a) Notwithstanding any other provisions of the Plan to the contrary the entire Accounts of a Participant will be distributed to such Participant:
          (1) no later than the Required Beginning Date or
          (2) beginning no later than the Required Beginning Date, in accordance with regulations promulgated by the Secretary of the Treasury over the life of the Participant or over the lives of the Participant and his or her designated beneficiary beyond the life beneficiary (or over a period not to extend expectancy of the Participant and his or her designated beneficiary).
               (b) Where the distribution of the Participant’s interest has begun in accordance with Section 11.5(a)(2) and the Participant dies after his or her Required Beginning Date but before his or her entire 401(k) Savings Accounts have been distributed to him, the remaining portion of such interest will be distributed at least as rapidly as the method of distribution used under Section 11.5(a)(2) as of the date of his or her death. If the Participant dies before his or her Required Beginning Date and before the distribution of his or her 401(k) Savings Accounts have begun in accordance with Section 11.5(a)(1) or (2), his or her entire 401(k) Savings Accounts will be distributed within five (5) years after the death of such Participant. Notwithstanding the foregoing, the five (5) year rule of the preceding sentence will not apply if:

          (1) Any portion of the Participant’s 401(k) Savings Accounts are payable to (or for the benefit of) a Beneficiary, and such portion is distributed in accordance with regulations of the Secretary of the Treasury over the life of such Beneficiary (or over a period not exceeding beyond the life expectancy of the beneficiary) and such distribution begins not later than one (1) year after the date of the Participant’s death or such later date as the Secretary of the Treasury may by regulations prescribe, in which case such portion will be treated as distributed on the date on which such distributions begin; or
          (2) If the Beneficiary referred to in Section 11.5(b)(1) above is the surviving spouse of the Participant, the date on which distributions are required to begin under such section will not be earlier than the date on which the Participant would have attained age 70 1/2 and if the surviving spouse dies before distribution to such spouse begins, this Section 11.4(b)(2) will be applied as if the surviving spouse were the Participant.
               (c) For purposes of this Section 11.5, the “Required Beginning Date” is defined as follows:
          (1) With respect to a Participant who is not a 5% owner and who reaches age 70 1/2 after December 31, 1998, the Required Beginning Date will be the first day of April of the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year following the calendar year in which the Participant has retired; provided, however, the distribution to any Participant will comply with Treasury Regulations.
          (2) For a Participant who is a five (5%) percent owner or who reached age 70 1/2 before January 1, 1997, the Required Beginning Date is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.
          (3) In the case of a Participant who is not a five (5%) percent owner and who attained age 70 1/2 in 1996, 1997 or 1998, the Participant may elect to receive distribution of any amount up to the entire balance in the Participant’s Accounts as of any date, and his or her Required Beginning Date will be the first day of April of the calendar year following the year in which he or she retires.

          (4) A Participant who attained age 70 1/2 before January 1, 1997, but did not retire from employment with the Participating Employer before January 1, 1997 may affirmatively elect to stop distributions at any time until the Participant retires, subject to the terms of any applicable QDRO.
               (d) For purposes of this Section 11.5, the life expectancy of the Participant and his or her spouse (other than in the case of a life annuity) may be redetermined if the Participant so elects, but no more frequently than annually. In all other cases, life expectancy will not be redetermined.
               (e) Under regulations prescribed by the Secretary of the Treasury, for purposes of this Section 11.5, any amount paid to a child will be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted under such regulations).
               (f) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment will continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.
               (g) This Section will not modify any provisions of the Plan which require distributions at an earlier date than provided for herein.
          11.6. Availability of Direct Rollovers. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administration Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
          11.7. Involuntary Cash-Out of Account. Notwithstanding any other provision of this Plan to the contrary, the Plan Administration Committee will pay the value of the Participant’s Accounts (including the ESOP Contribution Account) in an immediate lump sum without the consent of the Participant and his or her spouse if the value of the Participant’s Accounts does not exceed $1,000 (determined before any periodic distributions are made). If the value of the Participant’s nonforfeitable Account balance as so determined is $1,000 or less, the Plan will immediately distribute the Participant’s entire nonforfeitable Account balance in accordance with this Section.
          11.8. Automatic Redemption of Company Stock. Notwithstanding any other provision of the Plan to the contrary, upon any termination of employment by a Participant for any reason (including, but not limited to, death, Disability or Retirement), the Plan will automatically redeem any Company Stock in such Participant’s Matching Contribution Account Stock Sub-Account and Optional Employer Contribution Stock Sub-Account if the Participant does not elect to take an immediate distribution of the entire amount credited to such stock sub-accounts within forty-five (45) days following the Participant’s termination of employment or, if later, within thirty (30) days following the Participant’s receipt of the corresponding distribution election form following the Participant’s termination of employment. If the Participant does not elect within such time period to take such an immediate distribution, the ESOP Trustee will credit to the Participant’s Matching Contribution Cash Sub-Account and Optional Employer Contribution Account the value of the terminated Participant’s Participation Units equal to (a) the total number of Participation Units in such Participant’s Matching Contribution Stock Sub-Account and Optional Employer Contribution Stock Sub-Account multiplied by (b) the latest Appraisal Value of a share of Common Stock. For purposes of this Section 11.8, the “latest” Appraisal value shall be the fair market value determined based on the last preceding Appraisal prior to the Participant’s date of separation from service with the Company or a Related Company. Such value credited to the Participant’s Matching Contribution Cash Sub-Account and Optional Employer Contribution Account will be invested in accordance with Section 7.2 of the Plan, and shall be subject to all other distribution provision of the Plan hereunder.
          11.9. Post-2002 Minimum Distribution Requirements.
               (a) General Rules. The provisions of this Section 11.9 will apply for purposes of determining required minimum distributions for calendar years beginning on or after January 1, 2003. The requirements of this Section 11.9 will take precedence over any inconsistent provisions of the Plan. All distributions required under the Plan will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).
               (b) Time and Manner of Distribution.
          (1) Required Beginning Date. The Participant’s entire interest in the Plan will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

          (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
          (A) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
          (B) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
          (C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
          (D) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection (b)(2), other than subsection (b)(2)(A), will apply as if the surviving spouse were the Participant.
For purposes of this subsection (b)(2) and subsection (d), unless subsection (b)(2)(A) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (b)(2)(A).
          (3) Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d) of this Section 11.9.
               (c) Required Minimum Distributions During Participant’s Life.
          (1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
               (A) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
               (B) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401 (a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
          (2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
               (d) Required Minimum Distributions After Participant’s Death.
          (1) Death On or After Date Distributions Begin.
               (A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:
               (i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
               (ii) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
               (iii) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
          (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
          (2) Death Before Date Distributions Begin.

          (A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in subsection (d)(1).
          (B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
          (3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (b)(2)(A), this subsection (d)(2) will apply as if the surviving spouse were the Participant.
          (e) Definitions.
          (1) Designated Beneficiary. The individual who is designated as the Beneficiary under Sections 12.6 and 19.1 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.
          (2) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.
          (3) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
          (4) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transcended in the valuation calendar year.
          (5) Required Beginning Date means the date not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half or the calendar year in which the Participant retires, whichever is later.
ARTICLE XII
PAYMENT OF ESOP BENEFITS
          12.1. Distribution in Common Stock. Except as provided in Section 12.2 below or this Section 12.1, distribution of the ESOP Contribution Account, Matching Contribution Stock Sub-Account and the Optional Employer Contribution Stock Sub-Account will be made entirely in whole shares of Common Stock except that the value of any fractional shares will be paid in cash. In lieu of distributing Common Stock to a Participant, at the direction of the Board of Directors of the Company, the ESOP Trustee will distribute all or a portion of a Participant’s ESOP Contribution Account in cash unless the Participant demands, on a timely basis, that he or she receive his or her distribution in Common Stock. Prior to commencing such a cash distribution, the Board of Directors of the Company, or its designated agent, will notify the Participant in writing that he or she has the right to demand that his or her ESOP Contribution Account, Matching Contribution Stock Sub-Account and Optional Employer Contribution Stock Sub-Account be distributed in the form of Common Stock. Such right will expire thirty (30) days after the receipt of such notice by the Participant.
          12.2. Distribution in Cash. During any period in which the Charter or the Bylaws of the Company restricts ownership of substantially all of the outstanding Common Stock to employees, or a trust described in Code Section 401 (a), Participants will not be entitled to a distribution in the form of Common Stock, and the distribution of a Participant’s vested ESOP Contribution Account, Matching Contribution Stock Sub-Account and Optional Employer Contribution Stock Sub-Account will be made entirely in the form of cash or will be made in the form of Common Stock subject to the requirement that it be immediately put back to the Company pursuant to the terms of Section 14.1 without the two put periods.
          12.3. Notice by Plan Administration Committee. The Plan Administration Committee will certify to the ESOP Trustee, in the event of termination of the employment of any Participant, as to the date of such termination. The Plan Administration Committee will also certify to the ESOP Trustee, as to the date of death of any Participant. The ESOP Trustee will rely on such certification in determining the extent to which such Participant, or his or her beneficiary, will be entitled to benefits under the Plan.
          12.4. Timing of Distribution of Benefits. Unless the Participant elects otherwise, distributions of a Participant’s ESOP Contribution Account (whether in the form of Common Stock and/or cash) will commence not later than one (1) year after the close of the Plan Year:
     (a) in which the Participant separated from service with the Company or a Related Company by reason of attainment of Normal Retirement Age, due to Disability Retirement or death, or
     (b) which is the fifth Plan Year following the Plan Year in which the Participant separated from service with the Company or a Related Company for any other reason, except that this clause will not apply if the Participant is reemployed by the Company or a Related Company before such year.
          The distribution of the Participant’s ESOP Contribution Account will be made in substantially equal annual, quarterly or monthly payments over a period not to exceed five (5) years unless the Participant elects to receive the distribution in a lump-sum payment. Notwithstanding the foregoing, (i) distributions of, or with respect to, Common

Stock acquired with the proceeds of a loan described in Section 6.1 may be delayed until the close of the Plan Year in which such loan is repaid in full. Notwithstanding the foregoing, any distribution of the ESOP Contribution Account will be subject to the terms of Section 11.6. If the Participant’s vested account balance at the time of distribution does not (or at the time of any prior distribution did not) exceed $1,000, based on the last preceding Appraisal, the entire benefit shall be distributed to the Participant in a lump sum prior to the second Anniversary Date following his or her termination of employment. If the vested portion of a Participant’s account balance (or, if applicable, the account balance of a Participant’s beneficiary) exceeds $1,000 based on the last preceding Appraisal or exceeded such amount at the time of any prior distribution, such distribution will not be made without the Participant’s (or beneficiary’s) consent until such time as the account becomes “immediately distributable” within the meaning of Treasury Regulation Section 1.41 1(a)-1 1(b)(4).
          If a Participant’s ESOP Contribution Account is to be distributed in cash, the fair market value of his or her ESOP Contribution Account will be determined based on the last preceding Appraisal prior to the Participant’s separation from service with the Company or a Related Company.
          12.5. Segregated Accounts. Notwithstanding any other provision of the Plan to the contrary, upon any termination of employment by a Participant for any reason (including, but not limited to, death, Disability or Retirement), the Plan will automatically redeem any Company Stock in such Participant’s ESOP Contribution Account if the Participant does not elect, within forty-five (45) days following the Participant’s termination of employment or, if later, within thirty (30) days following the Participant’s receipt of the corresponding distribution election form following the Participant’s termination of employment, to take an immediate distribution of the entire amount credited to such Account. If the Participant does not elect within such time period to take such an immediate distribution, the ESOP Trustee will credit to each Participant’s ESOP Diversification Account the value of the terminated Participant’s Participation Units equal to (a) the total number of Participation Units in such Participant’s ESOP Contribution Account multiplied by (b) the latest Appraisal Value of a share of Common Stock. For purposes of this Section 12.5, the “latest” Appraisal value shall be the fair market value determined based on the last preceding Appraisal prior to the Participant’s date of separation from service with the Company or a Related Company. Such value credited to the Participant’s ESOP Diversification Account will be invested in accordance with Section 7.2 of the Plan and shall be subject to all other distribution provisions of Sections 11.5, 11.6 and 11.9 and this Article XII.
          12.6. Death Benefits; Beneficiary Designation. At any time and from time to time each Participant and each beneficiary will have the unrestricted right to designate the person who, as his or her beneficiary, will receive the amount payable hereunder on his or her death, and the right to revoke any such designations.
          12.7. Spousal Consent to Designation of Beneficiary. A Participant’s accrued benefit will be payable in full on the death of a Participant (or as soon thereafter as practicable) to the Participant’s surviving spouse unless the surviving spouse consents in writing to the Participant’s designation of another beneficiary. Such consent will not be effective unless the spouse’s written consent acknowledges the effect of such consent and is witnessed by a Plan representative or notary public. Any consent by a spouse will be effective only with respect to such spouse.
          12.8. Election of Direct Rollover Distribution. Notwithstanding any provision of this Plan that would otherwise limit a Distributee’s election under this Section 12.8, a Distributee may elect, at the time and in the manner prescribed by the Plan Administration Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
          12.9. Mandatory Distributions. Unless the Participant otherwise elects, the payment of benefits under the Plan to a Participant will commence no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:
     (a) the Participant attains age sixty-two (62);
     (b) the tenth (10th) anniversary of the Participant’s commencement of participation occurs; or
     (c) the Participant terminates service with the Company or a Related Company.
          12.10. Beneficiary Payments. In the event that a Participant dies after distribution under this Plan has commenced but before his or her entire interest has been distributed, the remaining portion of the Participant’s interest will be distributed at least as rapidly as under Sections 12.4 and 12.9. If a Participant dies before commencement of distribution under this Plan, the entire interest of the Participant will be distributed to such beneficiary within five (5) years after the death of the Participant. The preceding sentence will not apply if the beneficiary is the Participant’s spouse, in which case such distribution may not extend for a period longer than the lifetime or the life expectancy of such spouse.

ARTICLE XIII
RIGHT OF FIRST REFUSAL
          Shares of the Common Stock distributed by the ESOP Trustee will be subject to a “Right of First Refusal.” The Right of First Refusal will provide that, prior to any subsequent transfer, such Common Stock must first be offered in writing to the Company and, if then refused by the Company, to the ESOP Trust, at the then fair market value, determined based on the last preceding Appraisal pursuant to Section 6.2. A bona fide written offer from an independent prospective buyer will be deemed to be the fair market value of such Common Stock for this purpose unless the value per share, as determined based on the last preceding Appraisal pursuant to Section 6.2 is greater. The Company and the ESOP Trustee will have a total of fourteen (14) days (from the date the Company receives the offer) to exercise the Right of First Refusal on the same terms offered by the prospective buyer. A Participant (or beneficiary) entitled to a distribution of Common Stock may be required to execute an appropriate stock transfer agreement (evidencing the Right of First Refusal) prior to receiving a certificate for Common Stock.
Notwithstanding the foregoing, no Right of First Refusal will be exercisable by reason of any of the following transfers:
     (a) the transfer upon the death of a Participant or beneficiary of any shares of Common Stock to his or her legal representatives, heirs and legatees; provided, however, that any proposed sale or other disposition of any such shares by any legal representative, heir or legatee will remain subject to the Right of First Refusal;
     (b) the transfer by a Participant or beneficiary in accordance with the Put Option pursuant to Article XIV below; or
     (c) the transfer while the Common Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934.
ARTICLE XIV
PUT OPTION
          14.1. Put Option on Stock. The Company will issue a “Put Option” to each Participant or beneficiary receiving a distribution of Common Stock from the Plan. The Put Option will permit the Participant or beneficiary to sell such Common Stock at its then fair market value, as determined based on the last preceding Appraisal pursuant to Section 6.2, to the Company, at any time during the sixty (60) day period commencing on the date the Common Stock was distributed to the recipient and, if not exercised within that period, the Put Option will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse of the Put Option occurs, the ESOP Trustee will notify each distributee who did not exercise the initial Put Option prior to its temporary lapse in the preceding Plan Year of the revised value of the Common Stock. The time during which the Put Option may be exercised will recommence on the date such notice is given and will permanently terminate sixty (60) days thereafter. The ESOP Trustee may be permitted by the Company to purchase Common Stock put to the Company under a Put Option. At the option of the Company or the ESOP Trustee, as the case may be, the payment for Common Stock sold pursuant to a Put Option will be made in the following forms:
     (a) If the balance to the credit of the Participant’s account was distributed in Common Stock within one (1) taxable year, then payments may be made in substantially equal annual installments commencing within thirty (30) days from the date of the exercise of the Put Option and over a period not exceeding five (5) years, with interest payable at a reasonable rate (as determined by the Company) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or
     (b) If a Participant or beneficiary exercises a Put Option on a distribution of Common Stock made to him or her in periodic payments, then the payment for such Common Stock may be made in a lump sum no later than thirty (30) days after such Participant exercises the Put Option.
          Notwithstanding the prior provisions of this Section 14.1, if a Participant receives a distribution of Common Stock under the terms of Section 12.2 of the Plan, the Participant must immediately put the shares to the Company and will not be entitled to the two put periods described in this Section 14.1.
          14.2. ESOP Trustee’s Discretion on Other Stock. The ESOP Trustee on behalf of the ESOP Trust may offer to purchase any shares of Common Stock (which are not sold pursuant to a Put Option) from any former Participant or beneficiary at any time in the future, at the then fair market value of such shares.

ARTICLE XV
ENDORSEMENT OF CERTIFICATES
          Prior to the distribution of any shares of Common Stock to a Participant or Beneficiary, the ESOP Trustee will have the Company endorse such shares as follows:
“The shares represented by this certificate are subject to a Right of First Refusal as set forth in Article XIII of the ISO 401(k) Savings and Employee Stock Ownership Plan, restricting the free transferability of said shares. ISO will mail to the holder of this certificate, without charge, a copy of the terms of such Right of First Refusal within five (5) days after receiving a written request therefore.”
ARTICLE XVI
NONTERMINABLE RIGHTS
          The protections and rights afforded Participants under Section 6.1(h) pertaining to certain restrictions on Common Stock acquired with the proceeds of a loan and Article XIII pertaining to put options, will be nonterminable. The protections and rights with respect to Common Stock acquired with the proceeds of an exempt loan will continue and not be abridged notwithstanding the eventual repayment of the loan or the discontinuance of the Plan as an ESOP.
ARTICLE XVII
SPENDTHRIFT CLAUSE
          The rights of a Participant or beneficiary to receive payments or benefits hereunder will not be subject to alienation or assignment, and will not be subject to anticipation, encumbrance or claims of creditors. Notwithstanding the preceding sentence, the ESOP Trustee will comply with and will pay benefits pursuant to the terms of any Qualified Domestic Relations Order; provided that such order does not require the Plan to provide any benefits in excess of those otherwise available, or to provide any type or form of benefits, or any option, not otherwise provided herein, and further that such order does not require the payment of benefits to any person which are required to be paid to another person under another order previously determined to be a Qualified Domestic Relations Order. A distribution by the estate of a deceased Participant or beneficiary to an heir or legatee of a right to receive payments hereunder will not be deemed an alienation, assignment or anticipation for the purposes of this Article XVII.

ARTICLE XVIII
TRUST FUNDS; FIDUCIARIES; RESPONSIBILITIES; INDEMNITY
          18.1. Trust Agreements. The Company will, by the adoption of this Plan, agree (a) to enter into ESOP Trust Agreement(s) with one or more individuals appointed by its Board of Directors and (b) to enter into 401(k) Savings Trust Agreement(s) with one or more banks or trust companies, each with an aggregate capital of not less than $100,000,000, which will be in such form and contain such provisions as are approved by the Board of Directors of the Company and permitted under ERISA and relevant to the Plan. Such trust agreements will form a part of the Plan. Notwithstanding the foregoing, effective July 1, 2006, the Trusts Investment Committee shall be responsible for appointing, monitoring, and replacing the 401(k) Savings Trustee from time to time, approving the terms of any 401(k) Savings Trust Agreement, and entering into any such 401(k) Savings Trust Agreement (or, if the Company is to enter into such trust agreement, then recommending to the Board of Directors of the Company that the given trust agreement should be entered into). The Board of Directors of the Company shall continue to retain such responsibilities with respect to the ESOP Trustee and ESOP Trust Agreement.
          18.2. Named Fiduciaries and Committee Responsibilities. The Plan Administration Committee, the Trusts Investment Committee, and the Board of Directors of the Company to the extent that it has not delegated fiduciary responsibilities pursuant to the Plan will be the named fiduciaries within the meaning of Section 401(a)(2) of ERISA. Such parties will be the named fiduciaries with respect to control over and management of the Plan’s assets only to the extent that any of them will (a) appoint one or more trustees to hold the assets of the Plan in trust, and (b) exercise its authority to direct the sale, investment, or reinvestment of Plan assets in accordance with the trust.
          (a) Plan Administrative Committee Responsibilities. Apart from powers specifically delegated to others, or specifically retained by the Board of Directors of the Company, under the Plan or any trust agreement or investment management agreement, the Plan Administration Committee will have the authority to control and manage the operation and administration of the Plan. The powers of the Plan Administration Committee, to be exercised in its discretion, will include, but not be limited to: (i) the power to employ one or more persons to carry out the provisions of the Plan, including one or more persons to render advice with regard to any responsibility that any fiduciary may have under the Plan; (ii) general Plan administration and enforcement of Plan provisions; (iii) preparation of periodic reports required for the proper administration of the Plan; and (iv) the direction of the trustees under the Plan with respect to the payment of Plan benefits.

          In addition to any other powers provided to the Plan Administration Committee herein, the Plan Administration Committee will have the power, to be exercised in its sole discretion, to construe and interpret the Plan, decide all questions of eligibility, status, and rights under the Plan of Participants, former Participants, Beneficiaries, and others, and determine the manner, amount, and time of payment of any benefits under the Plan. Any determination by the Plan Administration Committee shall be conclusive on all parties.
          (b) Trusts Investment Committee Responsibilities. The Trusts Investment Committee will have the following powers: (i) to appoint, monitor, and replace the 401(k) Savings Trustee; (ii) to approve the terms of the 401(k) Savings Trust Agreement; (iii) to enter into any such trust agreement (or, if the Company is to enter into such trust agreement, then to recommend to the Board of Directors of the Company that the given trust agreement should be entered into); (iv) to delegate authority to, and appoint and designate, one or more investment managers to manage (including the power to acquire and dispose of) any assets of the Plan; (v) to direct the investment manager to the extent provided in the 401(k) Savings Trust Agreement or investment manager agreement; and (vi) to select Investment Funds in which contributions and Plan assets may be maintained in general or separate accounts pursuant to written agreement. The Trusts Investment Committee will be responsible for diversifying the investments of the Plan only to the extent that said authority to direct investments is exercised, and the 401(k) Savings Trustee and the ESOP Trustee each will be responsible for diversifying the specific investments in accounts under their management to the extent required by law.
          (c) Powers Retained by the Board. Notwithstanding anything in this Section 18.2, the Board of Directors of the Company shall retain the power to allocate fiduciary responsibilities (other than trustee responsibilities) among the Plan Administration Committee, the Trusts Investment Committee, and other fiduciaries of the Plan, and the power to designate persons other than the Plan Administration Committee and the Trusts Investment Committee to carry out fiduciary responsibilities (other than trustee responsibilities) under the Plan.
          (d) Reliance of Fiduciaries. Each fiduciary of the Plan may rely upon any direction, information, or action of another such fiduciary with respect to matters within the responsibility of such other fiduciary as being proper under the Plan or any funding instrument, and is not required under the Plan to inquire into the propriety of any such direction, information, or action. To the maximum extent permitted by law, it is intended that, under the Plan, each fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan and will not be responsible for any act or failure to act of another fiduciary of the Plan. To the maximum extent permitted by ERISA, no other fiduciary of the Plan will be liable for any loss that may result from a decision of an investment manager with respect to Plan assets under its control.
          18.3. Fiduciary of Participating Employer. In the discretion of the Board of Directors of the Company, each Participating Employer may designate one or more of its employees to be a fiduciary (or fiduciaries) under the Plan with authority, power and responsibility to determine the amount of and collect all Participant Salary Reduction Contributions, Matching Contributions, Optional Employer Contributions, After-Tax Contributions, Qualified Non-Elective Contributions and Qualified Matching Contributions, and transmit them to the 401(k) Savings Trustee or the ESOP Trustee, as the case may be, and to perform other duties and supply and transmit all information and reports with respect to Employees of the Participating Employer, to enable the Plan Administration Committee, the Trusts Investment Committee, the 401(k) Savings Trustee and ESOP Trustee to discharge properly their duties under the Plan, and to achieve compliance by the Participating Employer with reporting, disclosure and other requirements of ERISA. Notwithstanding the foregoing, if no such Fiduciary is designated by a Participating Employer pursuant to this Section 18.3, such Participating Employer shall be deemed to have designated the Plan Administration Committee as its Fiduciary under the Plan.
          18.4. Fiduciaries. Every “fiduciary,” as such term is defined in Section 3(21) of ERISA, with respect to the Plan will act as provided in Section 404(a)(1) of ERISA solely in the interest of the Participants and Beneficiaries for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims and in accordance with the terms of the documents and instruments governing the Plan. No fiduciary will be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility as allocated to such other person by the Plan or pursuant to a procedure established in the Plan, except to the extent that:
     (a) such fiduciary participated knowingly in, or knowingly undertook to conceal, an act or omission of such other person, knowing such act or omission to be a breach of fiduciary responsibility;
     (b) such fiduciary, by failure to comply with Section 404(a)(1) of ERISA in the administration of his or her specific responsibilities which give rise to status as a fiduciary, has enabled such other person to commit a breach of fiduciary responsibility;

     (c) such fiduciary has knowledge of a breach of fiduciary responsibility by such other person, unless such fiduciary makes reasonable efforts under the circumstances to remedy the breach; or
     (d) such fiduciary is a named fiduciary and has violated his or her duties under Section 404(a)(1) of ERISA: (i) with respect to the allocation of fiduciary responsibilities among named fiduciaries or the designation of persons other than named fiduciaries to carry out fiduciary responsibilities under the Plan, or (ii) with respect to the establishment or implementation of procedures for allocation of fiduciary responsibilities among named fiduciaries or for designating persons other than named fiduciaries to carry out fiduciary responsibilities (other than trustee responsibilities) under the Plan, or (iii) in continuing the allocation or designation.
          18.5. Rights of Fiduciaries. Nothing in the Plan will be construed to prohibit any fiduciary from:
     (a) receiving any benefit to which the fiduciary may be entitled as a Participant or Beneficiary in the Plan, so long as the benefit is computed and paid on a basis which is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries;
     (b) receiving any reasonable compensation for services rendered or for the reimbursement of expenses properly and actually incurred in the performance of duties with respect to the Plan, except that no person so serving who already receives full-time pay from an employer or an association of employers, whose employees are Participants in the Plan, or from an employee organization whose members are Participants in such Plan, will receive compensation from such Plan, except for reimbursement of expenses properly and actually incurred; and
     (c) no fiduciary will participate in a decision in which the fiduciary or any organization employing such fiduciary has a direct or indirect interest in the outcome of such decision.
          18.6. Indemnification of Named Fiduciaries and Others. As more fully specified in the 401(k) Savings Trust Agreement and the ESOP Trust Agreement, each Participating Employer agrees to indemnify and hold any of the named fiduciaries, any other fiduciary, the Board of Directors of the Company, the Plan Administration Committee, the Trusts Investment Committee, the 401(k) Savings Trustee, and the ESOP Trustee, respectively, harmless from and against any liability or loss, exclusive of any liability or loss against which any such person is otherwise insured by an insurance carrier, that any such person may incur in serving under such trust agreements or the Plan unless arising from such person’s willful and intentional breach of the provisions of such trust agreements or the Plan.
          18.7. Plan Administrator. The Plan Administration Committee will be the plan administrator within the meaning of ERISA.
ARTICLE XIX
ADMINISTRATION OF THE PLAN
          19.1. Designation of Beneficiary. Subject to the provisions of Sections 11.3 and 12.7, each Participant, including a former Participant, from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom his or her Plan benefits are to be paid if he or she dies before receipt of all such benefits. Each Beneficiary designation will be in a form prescribed by the Plan Administration Committee and will be effective only when received by the Plan Administration Committee during the Participant’s lifetime, and, if permitted, the Participant may specify the method of payment of his or her benefit to the Beneficiary. Except as otherwise provided in Sections 11.3 and 12.7, each Beneficiary designation so received will cancel all Beneficiary designations previously filed. Except as otherwise provided in Sections 11.2 and 12.7, the revocation of a Beneficiary designation, no matter how effected, will not require the consent of any designated Beneficiary.
          If any Participant, including a former Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the benefits payable in respect of such Participant, then payment will be made in accordance with the following order of priority:
     (a) to the surviving spouse or, if there be none surviving;
     (b) to the descendants, per stirpes; provided, however, that children by adoption will be considered children of the Participant or of his or her children, as the case may be, or, if there be none surviving;
     (c) to his or her surviving parents or parent, per capita, or if there be none surviving;

     (d) to the estate of the last to die of the Participant and any designated beneficiary.
          19.2. Claims Procedure.
               (a) Claims. If a Participant has any grievance, complaint, or claim concerning any aspect of the operation or administration of the Plan or 401(k) Savings Trust or ESOP Trust, including but not limited to claims for benefits and complaints concerning the performance or administration of the investments of Plan assets (collectively referred to herein as “claim” or “claims”), the Participant will submit the claim to the Plan Administration Committee, which will have the initial responsibility for deciding the claim. All such claims will be submitted in writing and will set forth the relief requested and the reasons the relief should be granted. All such claims must be submitted within the “applicable limitations period.” The “applicable limitations period” will be two years, beginning on (i) in the case of any lump-sum payment, the date on which the payment was made, (ii) in the case of an annuity payment or installment payment, the date of the first in the series of payments, or (iii) for all other claims, the date on which the action complained or grieved of occurred. To the extent that documentary or other evidence is relevant to the relief sought, the Participant will submit such evidence or, if the evidence is in the possession of the Plan Administration Committee, the Participant will refer to such evidence in a manner sufficient to allow the Plan Administration Committee to identify and locate such evidence.
               (b) Denial of Claims. If a claim is denied in whole or in part, the Plan Administration Committee will give the claimant written notice of the decision within ninety (90) days (or within forty-five (45) days if the claim requires a determination of disability) of the date the claim was submitted. Such written notice will set forth in a manner calculated to be understood by the claimant (1) the specific reason or reasons for the denial; (2) specific references to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation of why such material or information is necessary; and (4) appropriate information about the steps to be taken if the claimant wishes to submit the claim for review of the denial. This initial period for review of a claim for benefits may be extended for an additional ninety (90) days (or for up to two additional thirty (30) day periods if the claim requires a determination of disability) by a written notice to the claimant setting forth the reason for the extension. If the Plan Administration Committee fails to respond to a claim within the time limits set forth above, the claim will be deemed denied and the Participant may request review by the Plan Administration Committee as set forth in Section 19.2(c).
               (c) Appeals Procedure. If a claim is denied, in whole or in part, or if the claimant has no response to such claim within the applicable time period (in which case the claim for benefits will be deemed to be denied), the claimant or his or her duly authorized representative may appeal the denial to the Plan Administration Committee (if the claim requires a determination of disability, it is possible that the appeal may be heard by only certain members of the Plan Administration Committee or, if deemed necessary by the Plan Administration Committee, by some or all of the members of the Board of Directors of the Company) within sixty (60) days (or within one hundred and eighty (180) days if the claim requires a determination of disability) of receipt of written notice of denial or the expiration of the applicable time period. In pursuing his or her appeal, the claimant or his or her duly authorized representative:
     (1) will request in writing that the Plan Administration Committee review the denial;
     (2) will review pertinent documents; and
     (3) will submit evidence as well as written issues, comments or arguments.
The decision on review will be made within sixty (60) days (or within forty-five (45) days if the claim requires a determination of disability) of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered as soon as possible, but not later than one hundred twenty (120) days (or ninety (90) days if the claim requires a determination of disability) after receipt of the request for review. If such an extension of time is required, written notice of the extension will be furnished to the claimant before the end of the initial review period. The decision on review will be made in writing, will be written in a manner calculated to be understood by the claimant, and will include specific references to the provision of the plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim will be deemed denied on review. The decision will be final and conclusive and a Participant will not be permitted to bring suit at law or in equity on a claim without first exhausting the remedies available hereunder. No action at law or in equity to recover under this Plan will be commenced later than one year from the date of the decision on review (or if no decision is furnished within the applicable time period following receipt of the request for review, the last day of the applicable time period for review).
          To the extent permitted under ERISA, the Plan will indemnify the Plan Administration Committee, the Trusts Investment Committee, and the Board of Directors of the Company against any cost or liability which they may incur in the course of administering the Plan and executing the duties assigned pursuant to the Plan. The Company will indemnify the Plan Administration Committee, the Trusts Investment Committee, and the Board of Directors of the Company against any personal liability or cost not provided for in the preceding sentence which they may incur as a result of any act or omission in relation to the Plan or its Participants. Notwithstanding the foregoing, however, no person will be indemnified for any act or omission that results from that person’s intentional or willful misconduct, or illegal activity. The Company may purchase fiduciary liability insurance to insure its obligation under this Section. The Company will have the right to select counsel to defend any such persons in connection with any litigation arising from the execution of their duties under the Plan.
               (d) Summary Plan Description. More detailed claims procedures are set forth in the Plan’s summary plan description. In addition, the summary plan description contains further details regarding the procedures for claims that require a determination of disability, including the content of required written notices, rules regarding the appeal process, and the use and disclosure of health care professionals. Claims that require a determination of disability will comply with the Department of Labor’s regulations set forth in 29 C.F.R. § 2560.503.1.
          19.3. Action by the Committees. The Plan Administration Committee and the Trusts Investment Committee will hold meetings upon such notice, at such place or places and at such time or times, as each may from time to time determine. A majority of the members of the respective Committee at the time in office will constitute a quorum for the transaction of business. All resolutions adopted or other action taken by the respective Committee will be by vote of a majority of the members thereof present at any meeting or without a meeting by instrument in writing signed by a majority of the members of the respective Committee, as the case may be. A dissenting member of any Committee who, within a reasonable time after he has knowledge of any action or failure to act by the majority, takes such reasonable and legal steps in opposing such action or failure to act as may be appropriate, will not be responsible for any such action or failure to act.
          No member of the Plan Administration Committee or the Trusts Investment Committee will have any right to vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits under the Plan.
          The Plan Administration Committee will from time to time establish rules for the administration of the Plan and the transaction of its business and will make determination of all questions arising out of or in connection with the provisions of the Plan not required by the Plan to be determined by the Board of Directors of the Company, the Trusts Investment Committee, the 401(k) Savings Trustee, the ESOP Trustee, or a Participating Employer, and any such determination will be conclusive upon all persons having an interest in or under the Plan.

ARTICLE XX
AMENDMENT; TERMINATION; MERGER
          20.1. Amendment. While the Company expects and intends to continue the Plan, the Board of Directors of the Company reserves the right to amend the Plan at any time, except as follows:
     (a) the duties and liabilities of the 401(k) Savings Trustee and the ESOP Trustee cannot be substantially changed without their respective consent; and
     (b) no amendment will reduce a Participant’s benefits to less than the amount such Participant would be entitled to receive if such Participant had resigned from the employ of the Company on the date of the amendment.
     (c) Notwithstanding the foregoing, the Chief Executive Officer of the Company shall, without action of the Board of Directors of the Company, have the authority to adopt (i) technical amendments to the Plan which are specifically requested by the U.S. Internal Revenue Service or the U.S. Department of Labor, (ii) non-substantive amendments to the Plan and (iii) amendments to change minor administrative functions of the Plan.
          20.2. Termination. The Plan will terminate on any day specified by the Board of Directors of the Company. The Plan will terminate on the first to occur of the following:
     (a) the date it is terminated by the Board of Directors of the Company if thirty (30) days’ advance written notice is given to the 401(k) Savings Trustee and the ESOP Trustee;
     (b) the date that the Company’s contributions under the Plan are completely discontinued;
     (c) the date that the Company is judicially declared bankrupt under Chapter 7 of the U.S. Bankruptcy Code; or
     (d) the dissolution, merger, consolidation or reorganization of the Company, or the sale by the Company, of all or substantially all of its assets, except that, subject to the provisions of Section 20.3., with the consent of the Company, in any event such arrangements may be made whereby the Plan will be continued by any successor to the Company or any purchaser of all or substantially all of the Company’s assets, in which case the successor or purchaser will be substituted as the Company under the Plan.
          20.3. Merger and Consolidation of Plan; Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions will be made so that each Participant in the Plan on the date thereof, if the Plan then terminated, would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer, if the Plan had then terminated.
          20.4. Vesting and Distribution on Termination and Partial Termination. On termination of the Plan in accordance with the provisions of Section 20.2 or on partial termination of the Plan by operation of law, the date of termination or partial termination, as the case may be, will be an Anniversary Date and, after all adjustments then required under the Plan have been made, each affected employee’s benefits will be nonforfeitable. If, on termination of the Plan, a Participant remains an employee of a Participating Employer, in lieu of electing to receive a distribution of his or her entire Account balances under the Plan, the Participant may elect to retain his or her Account balances in the 401(k) Savings and ESOP Trusts, and, if applicable, invested pursuant to the QPC GAC, until after his or her termination of employment with all Participating Employers. If, on termination of the Plan, a Participant is not employed by a Participating Employer, then, to the extent permitted under Section 411(d)(6) of the Code and regulations issued thereunder, that Participant will receive an automatic lump-sum distribution of his or her entire Account balances.
ARTICLE XXI
TOP-HEAVY PROVISIONS
          21.1. Top-Heavy Determination. As of each Anniversary Date, the Plan Administration Committee will compute the aggregate of Participation Units allocated to the accounts of all “Key Employees” of the Company and Related Companies. For purposes of this Section, the term “Key Employee” will have the same definition as that term has under Section 416(i)(1) of the Code and the term “Compensation” has the meaning given such term by Section 414(q)(4) of the Code. A “Non-Key Employee” will be any employee other than a Key Employee (including any former Key Employee). If the aggregate number of Participation Units allocated to the accounts of all Key Employees exceeds sixty percent (60%) of the aggregate number of Participation Units allocated to the accounts of all Participants, excluding any individual who has not performed an Hour of Service for the Company or a Related Company at any time during the five (5) year period ending on the Anniversary Date, then the Plan will be deemed to be top heavy for the Plan Year next following such Anniversary Date (and in the case of the initial Plan Year, for the Plan Year ending with such Anniversary Date). For purposes of making the above determination, there will be considered (1) all other qualified plans of the Company and Related Companies in which a Key Employee is a Participant (or in which such a Key Employee has participated in any of the preceding four years), and (2) each other Plan of the Company and Related Companies which, during such period, enables any Plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) and 410 of the Code. In making the top-heavy determination contemplated herein, the Plan Administration Committee may take into account plans of the Company and Related Companies that are not part of the “required aggregation group” described in the preceding sentence, but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the required aggregation group. In the event the Plan Administration Committee determines that the Plan is top heavy, it will promptly advise the 401(k) Savings Trustee and the ESOP Trustee of such top-heavy status.
          21.2. Minimum Vesting. For each Plan Year that the Plan is top heavy, the vesting schedules set forth in Sections 8.1(b), (c) and (e) and 8.2 will be replaced by a three (3) year vesting requirement, which will be applied to determine a Participant’s vested portion of his or her Account balance.
          In the event that the Plan subsequently ceases to be top heavy, the vesting schedules set forth in Sections 8.1(b), (c) and (e) and 8.2 will again apply; however, in no event will the vested percentage of a Participant’s Account balance be less than the applicable vested percentage determined under the above schedule while the Plan was top heavy. Further, the above vesting schedule will continue to apply with respect to each Participant who has completed at least three (3) 401(k) Years of Vesting Service as of the beginning of the Plan Year in which the Plan ceases to be top heavy.
          21.3. Minimum Allocations. Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Participating Employer contributions and Forfeitures allocated to the Participant’s Combined Account of each Employee will be equal to at least three percent of such Employee’s “415 Compensation” (reduced by contributions and Forfeitures, if any, allocated to each Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Participating Employer contributions and Forfeitures allocated to the Participant’s Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent of each Key Employee’s “415 Compensation” and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Participating Employer contributions and Forfeitures allocated to the Participant’s Combined Account of each Employee will be equal to the largest percentage allocated to the Participant’s Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee’s Deferred Compensation and matching contributions needed to satisfy the “Actual Contribution Percentage” tests pursuant to Section 4.7(a) will not be taken into account.
          However, no such minimum allocation will be required in this Plan for any Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.
               (a) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Combined Account of any Key Employee will be equal to the ratio of the sum of the Participating Employer contributions and Forfeitures allocated on behalf of such Key Employee divided by the “415 Compensation” for such Key Employee.
               (b) For any Top Heavy Plan Year, the minimum allocations set forth above will be allocated to the Participant’s Combined Account of all Employees who are Participants and who are employed by the Participating Employer on the last day of the Plan Year, including Employees who have (1) failed to complete a 401(k) Year of Vesting Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.
               (c) In lieu of the above, in any Plan Year in which an Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Participating Employer will not be required to provide such Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation.
          Therefore, for any Plan Year when the Plan is a Top Heavy Plan, an Employee who is participating in this Plan and a defined benefit plan maintained by the Participating Employer will receive a minimum monthly accrued benefit in the defined benefit plan equal to the product of (1) one-twelfth of “415 Compensation” averaged over the five consecutive “Limitation Years” (or actual “Limitation Years,” if less) which produce the highest average and (2) the lesser of (i) two percent multiplied by 401(k) Years of Vesting Service when the Plan is top heavy or (ii) twenty percent.
               (d) For the purposes of this Section, “415 Compensation” will be limited to $150,000. Such amount will be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on

January 1 of any calendar year will be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the “415 Compensation” limit will be an amount equal to the “415 Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).
          For Plan Years beginning on and after January 1, 2002:
          21.4. Key Employee. Key Employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of ISO or a Related Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five (5%) percent owner of ISO or a Related Company or a one (1%) percent of ISO or a Related Company having annual compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Section 415(c)(3) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
          21.5. Determination of Present Values and Amounts. This Section 21.5 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.
               (a) The present values of accrued benefits and the amounts of account balances of a Participant as of the determination date shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with this Plan under Section 416(g)(2) of the Code during the one (1) year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation of service, death, or disability, this provision shall be applied by substituting five (5) year period for one (1) year period.
               (b) The accrued benefits and accounts of any individual who has not yet performed services for ISO or any Related Company during the one (1) year period ending on the determination date shall not be taken into account.
          21.6. Minimum Benefits.
               (a) Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan, or, if the Plan provides the minimum contribution requirement shall be met in another plan, such other plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
               (b) The Participating Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).
ARTICLE XXII
MISCELLANEOUS
          22.1. Nonguarantee of Employment. Nothing contained in this Plan will be construed as a contract of employment between the Participating Employer and any Employee, or as a right of any Employee to be continued in the employment of the Participating Employer, or as a limitation of the right of the Participating Employer to discharge any of its Employees, with or without cause.
          22.2. Right to Trust and Other Assets. No Employee or Beneficiary will have any right to, or interest in, any assets of the 401(k) Savings Trust or ESOP Trust, or any assets held under the QPC GAC, upon termination of his or her employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee or Beneficiary out of the assets of any such trust fund or guaranteed annuity contract. All payments of benefits as provided for in this Plan will be made solely out of the assets of the 401(k) Savings Trust or ESOP Trust, and/or from the assets held under the QPC GAC, as the case may be, and none of the fiduciaries will be liable therefore in any manner.
          22.3. Nonalienation of Benefits. Except as otherwise required by law, or, effective January 1, 1985 pursuant to a “qualified domestic relations order” as defined in Section 206(d) of ERISA and Section 414(p) of the Code, benefits under the Plan may not be assigned or alienated. A determination by the Plan Administration Committee that a domestic relations order constitutes a Qualified Domestic Relations Order will be binding and conclusive as to all parties thereto. Reasonable administrative expenses incurred for such determination may be deducted from the appropriate Participant’s Account prior to any division of the Account balances. If required pursuant to the terms of the Qualified Domestic Relations Order, an “alternate payee” (as defined in Section 414(p) of the Code) thereunder may receive distributions under the Plan notwithstanding the fact that the Participant whose Account is effected by the Qualified Domestic

Relations Order is not yet receiving distributions under the Plan.
          22.4. Nonforfeitability of Benefits. Subject only to the specific provisions of this Plan, nothing will be deemed to divest a Participant of his or her right to the nonforfeitable benefits to which he or she becomes entitled in accordance with the provisions of this Plan; provided, however, such benefit may be forfeited if the Participant or Beneficiary cannot be found and such benefit will be reinstated, out of forfeitures under Section 8.1(e) if a claim is made by the Participant or Beneficiary.
          22.5. Mergers and Consolidation. In the case of any merger or consolidation with, or transfer of assets or liabilities of the Plan of any Participating Employer to any other plan, each Participant in the Plan will (if the Plan is terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).
          22.6. Reversion. Except for payment of reasonable expenses of the Plan and 401(k) Savings Trust and ESOP Trust and as otherwise provided in this Section 22.6, at no time will any part of the corpus or income be (within the taxable year or thereafter) used for, or diverted to purposes other than for the exclusive benefit of the Employees or their Beneficiaries. Except as otherwise provided herein, the assets of the Plan will not inure to the benefit of the Company or an Related Company, and will be held for the exclusive purposes of providing benefits to Participants and beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding the foregoing sentence:
               (a) if a Company Contribution is made under a mistake of fact, such contribution may be returned, at the discretion of the Board of Directors of the Company, within one (1) year after payment of such contribution.
               (b) all contributions to the Plan are conditioned on initial qualification of the Plan under Section 401 of the Code. If the Plan does not so qualify for any Plan Year for which a Company Contribution is made, such Company Contribution may be returned, at the discretion of the Board of Directors of the Company, within one (1) year after the date of denial of initial qualification of the Plan.
               (c) all contributions to the Plan are conditioned upon the deductibility thereof, for Federal income tax purposes, under Section 404 of the Code. If and to the extent that such deduction is disallowed, Company Contributions (to the extent disallowed) may be returned, at the discretion of the Board of Directors of the Company, within one (1) year after the disallowance of the deduction.
          22.7. Certain Administrative Expenses. For Plan Years commencing after

December 31, 1997, all fees that the Plan Administration Committee determine are appropriately paid from Plan assets will be charged against the assets of the Participating Employer’s Plan and allocated against the accounts of the Participants of the Participating Employer unless the Participating Employer pays part or all of such fees. The amount assessed against each Participant for fees relating to investment transactions will be the amount charged for the transaction.
          22.8. Electronic Writings. To the extent permitted by law and under ERISA, any written consent or authorization required under the Plan may be made electronically or by telephone.
          22.9. Legal Agent. The General Counsel of the Company, or in his or her absence the Assistant General Counsel of the Company, will serve as the legal agent for service of process upon the Plan, to be served at the following address:
Insurance Services Office, Inc.
545 Washington Boulevard
Jersey City, New Jersey 07310
Attention: Law Department
          22.10. Construction. It is intended that this Plan will be construed so as to qualify as a tax-advantaged 401(k) savings plan and an employee stock ownership plan, contributions to which will be deductible from the net income of the Participating Employers.
          22.11. Compliance With USERRA. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
          22.12. Merger of AppIntelligence, Inc. 401(k) Plan. Effective as of July 1, 2005, (a) the AppIntelligence, Inc. 401(k) Plan was merged with and into the 401(k) Savings portion of the Plan, (b) all undistributed account balances and all liabilities, including loans, associated therewith for participants in the AppIntelligence, Inc. 401(k) Plan were transferred from the AppIntelligence, Inc. 401(k) Plan to this Plan, and (c) new Accounts for participants under the AppIntelligence, Inc. 401(k) plan were established under this Plan.
          22.13. Plan Mergers Effective as of January 1, 2006. Effective as of January 1, 2006, (a) the Quality Planning Corporation 401-K Profit Sharing Plan, the DxCG, Inc. 401(k) Plan, and the ISO Strategic Solutions, Inc. 401K Plan (previously known as the Ascendant One, Inc. 401K Plan) were merged with and into the 401(k) Savings portion of the Plan, (b) all undistributed account balances and all liabilities, including loans, associated therewith for participants in those three plans were transferred from those plans to this Plan, and (c) new Accounts for participants under those three plans were established under this Plan. Notwithstanding the foregoing, any account balances that were held under the Quality Planning Corporation 401-K Profit Sharing Plan as of the close of business on December 31, 2005 will continue to be held and invested pursuant to the terms of the QPC GAC, until such time as a Participant receives a distribution of his or her account balances under the terms of this Plan or the account balances are transferred from The Lincoln National Life Insurance Company to the 401(k) Savings Trust.
* * *

     IN WITNESS WHEREOF, INSURANCE SERVICES OFFICE, INC. has caused this instrument to be executed this 19th day of December, 2007, to be effective as of January 1, 2008.

INSURANCE SERVICES OFFICE, INC.
By:	/s/ Frank J. Coyne
	Name:	Frank J. Coyne
	Title:	President and Chief Executive Officer

SCHEDULE A
ESOP PARTICIPATING EMPLOYERS
Insurance Services Office, Inc.
ISO Services, Inc.
ISO Staff Services, Inc.
ISO Claims Services, Inc.
Elliston LLC
AIR Worldwide Corporation
ISO Strategic Solutions, Inc.
Intellicorp Records, Inc.
DxCG, Inc. (now known as Urix, Inc.)
Quality Planning Corporation
AppIntelligence, Inc. (now known as Interthinx, Inc.)
Sysdome, Inc. (now known as Interthinx, Inc.)
ISO Insurance Solutions, Inc. (now known as Xactware Solutions, Inc.)
National Equipment Register, Inc.

S-1

SCHEDULE B
401(k) PARTICIPATING EMPLOYERS
Insurance Services Office, Inc.
ISO Services, Inc.
ISO Staff Services, Inc.
ISO Claims Services, Inc.
AIR Worldwide Corporation
Sysdome, Inc. (now known as Interthinx, Inc.)
AppIntelligence, Inc. (now known as Interthinx, Inc.)
Quality Planning Corporation
DxCG, Inc. (now known as Urix, Inc.)
ISO Strategic Solutions, Inc.
Intellicorp Records, Inc.
National Equipment Register, Inc.
ISO Insurance Solutions, Inc. (now known as Xactware Solutions, Inc.)

S-2

SCHEDULE C
OPTIONAL EMPLOYER CONTRIBUTION PARTICIPATING EMPLOYERS
Insurance Services Office, Inc.
ISO Services, Inc.
ISO Staff Services, Inc.

S-3